                                                                     EXHIBIT 2.2



                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                         dated as of September 21, 2001

                                  by and among

                            ATMOS ENERGY CORPORATION,


                         MISSISSIPPI VALLEY GAS COMPANY

                                       and

              THE SHAREHOLDERS NAMED ON THE SIGNATURE PAGES HERETO

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                                Page
                                                                                                                 No.
                                                                                                                ----

ARTICLE I MERGER AND CLOSING......................................................................................1
         1.01         The Merger..................................................................................1
         1.02         Closing.....................................................................................2
         1.03         Articles of Merger; Effective Time..........................................................2
         1.04         Articles of Incorporation and Bylaws of the Surviving Corporation...........................3
         1.05         Directors and Officers of the Surviving Corporation.........................................3
         1.06         Effects of the Merger.......................................................................3
         1.07         No Appraisal Rights.........................................................................3
         1.08         Further Assurances..........................................................................3

ARTICLE II EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES......................................................3
         2.01         Effect on Capital Stock.....................................................................3
         2.02         Adjustments to Merger Consideration.........................................................4
         2.03         Exchange of Certificates....................................................................5
         2.04         Withholding Rights..........................................................................5
         2.05         Share Adjustment............................................................................5

ARTICLE III CLOSING DELIVERIES....................................................................................6
         3.01         Deliveries at Closing.......................................................................6
         3.02         Bank Accounts...............................................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.........................................................7
         4.01         Power and Authority.........................................................................7
         4.02         Company's Power and Authority...............................................................8
         4.03         Corporate Existence of the Company..........................................................8
         4.04         Capital Stock...............................................................................8
         4.05         Subsidiaries................................................................................8
         4.06         No Conflicts................................................................................9
         4.07         Governmental Approvals and Filings.........................................................10
         4.08         Books and Records..........................................................................10
         4.09         Financial Statements and Condition.........................................................10
         4.10         Taxes......................................................................................13
         4.11         Legal Proceedings; Orders..................................................................15
         4.12         Compliance With Laws and Orders; Regulatory Filings........................................15
         4.13         Benefit Plans; ERISA.......................................................................16
         4.14         Real Property..............................................................................19
         4.15         Tangible Personal Property; Sufficiency....................................................20
         4.16         Intellectual Property Rights...............................................................21
         4.17         Contracts..................................................................................21
         4.18         Licenses...................................................................................23

         4.19         Insurance..................................................................................23
         4.20         Affiliate Transactions.....................................................................24
         4.21         Labor Relations............................................................................24
         4.22         Environmental Matters......................................................................25
         4.23         Information Supplied.......................................................................26
         4.24         Brokers....................................................................................26
         4.25         Certain Securities Matters.................................................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ATMOS................................................................28
         5.01         Corporate Existence........................................................................28
         5.02         Authority..................................................................................28
         5.03         No Conflicts...............................................................................28
         5.04         Governmental Approvals and Filings.........................................................29
         5.05         Capitalization.............................................................................29
         5.06         Atmos Shares...............................................................................29
         5.07         SEC Filings; Financial Statements; No Adverse Change.......................................29
         5.08         Legal Proceedings..........................................................................30
         5.09         Financing..................................................................................30
         5.10         Information Supplied.......................................................................30
         5.11         Brokers....................................................................................30

ARTICLE VI COVENANTS OF SHAREHOLDERS AND THE COMPANY.............................................................31
         6.01         Regulatory and Other Approvals.............................................................31
         6.02         HSR Filings................................................................................31
         6.03         Investigation by Atmos.....................................................................31
         6.04         No Solicitations; Permitted Transfer of Company Shares.....................................32
         6.05         Conduct of Business........................................................................33
         6.06         Financial Statements and Reports...........................................................33
         6.07         Certain Restrictions.......................................................................34
         6.08         Employee Matters...........................................................................36
         6.09         Notification of Certain Matters............................................................37
         6.10         Certain Prohibited Sales...................................................................37
         6.11         Certain Tax Matters........................................................................38
         6.12         Note Purchase Agreements...................................................................38
         6.13         Fulfillment of Conditions..................................................................38

ARTICLE VII COVENANTS OF ATMOS...................................................................................38
         7.01         Regulatory and Other Approvals.............................................................38
         7.02         HSR Filings................................................................................39
         7.03         Investigation by Shareholders..............................................................39
         7.04         Employees, Compensation and Benefits.......................................................39
         7.05         Severance Policy and Other Agreements......................................................40
         7.06         Directors' and Officers' Indemnification and Insurance.....................................40
         7.07         Listing of Stock...........................................................................41
         7.08         Certain Tax Matters........................................................................41
         7.09         Fulfillment of Conditions..................................................................41
         7.10         Environmental Due Diligence................................................................42

         7.11         Note Purchase Agreements...................................................................43

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF ATMOS..................................................................44
         8.01         Representations and Warranties.............................................................44
         8.02         Performance................................................................................44
         8.03         Bring-Down Certificates....................................................................44
         8.04         Orders and Laws............................................................................44
         8.05         Regulatory Consents and Approvals..........................................................44
         8.06         Third Party Consents.......................................................................45
         8.07         Certificates...............................................................................45
         8.08         Resignations of Directors..................................................................45
         8.09         Escrow Agreement...........................................................................45
         8.10         Standstill Agreement.......................................................................45
         8.11         Releases...................................................................................45
         8.12         Closing Opinions...........................................................................45

ARTICLE IX CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND THE COMPANY.............................................45
         9.01         Representations and Warranties.............................................................45
         9.02         Performance................................................................................46
         9.03         Bring-Down Certificate.....................................................................46
         9.04         Orders and Laws............................................................................46
         9.05         Regulatory Consents and Approvals..........................................................46
         9.06         Third Party Consents.......................................................................46
         9.07         Escrow Agreement...........................................................................46
         9.08         Registration Rights Agreement..............................................................46
         9.09         Closing Opinions...........................................................................46
         9.10         Listing....................................................................................47

ARTICLE X SURVIVAL; NO OTHER REPRESENTATIONS.....................................................................47
         10.01        Survival of Representations, Warranties, Covenants and Agreements..........................47
         10.02        No Other Representations...................................................................47

ARTICLE XI INDEMNIFICATION.......................................................................................48
         11.01        Indemnification............................................................................48
         11.02        Method of Asserting Claims.................................................................49
         11.03        Method of Calculating Losses...............................................................51
         11.04        Exclusivity................................................................................51
         11.05        No Punitive Damages........................................................................52
         11.06        INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE.......................52

ARTICLE XII TERMINATION..........................................................................................52
         12.01        Termination................................................................................52
         12.02        Effect of Termination......................................................................54

ARTICLE XIII DEFINITIONS.........................................................................................54
         13.01        Definitions................................................................................54

ARTICLE XIV MISCELLANEOUS........................................................................................64
         14.01        Notices....................................................................................64
         14.02        Entire Agreement...........................................................................66
         14.03        Expenses...................................................................................66
         14.04        Public Announcements.......................................................................66
         14.05        Waiver.....................................................................................66
         14.06        Amendment..................................................................................67
         14.07        No Third Party Beneficiary.................................................................67
         14.08        No Assignment; Binding Effect..............................................................67
         14.09        Headings...................................................................................67
         14.10        Consent to Jurisdiction....................................................................67
         14.11        Invalid Provisions.........................................................................67
         14.12        Governing Law..............................................................................68
         14.13        Counterparts...............................................................................68
         14.14        Limitation on Trustee and Executor Liability...............................................68

                                    SCHEDULES

         SCHEDULE I                 Pro Rata Shares

                                    EXHIBITS

         EXHIBIT A                  Form of Escrow Agreement
         EXHIBIT B                  Form of Standstill Agreement
         EXHIBIT C                  Form of Release
         EXHIBIT D-1                Closing Opinion of Milbank, Tweed, Hadley & McCloy LLP
         EXHIBIT D-2                Closing Opinion of Forman Perry Watkins Krutz & Tardy, PLLC
         EXHIBIT D-3                Closing Opinion of Counsel to the Shareholders (Hess)
         EXHIBIT D-4                Closing Opinion of Counsel to the Shareholders (Hearin)
         EXHIBIT E                  Registration Rights Agreement
         EXHIBIT F-1                Closing Opinion of Gibson, Dunn & Crutcher LLP
         EXHIBIT F-2                Closing Opinion of Hunton & Williams
         EXHIBIT G                  Company Tax Matters Certificate
         EXHIBIT H                  Atmos Tax Matters Certificate
         EXHIBIT I                  Substitute Agreement

                  This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of September 21, 2001, is made and entered into by and among Atmos Energy Corporation, a Texas and Virginia corporation ("Atmos"), Mississippi Valley Gas Company, a Mississippi corporation (the "Company"), and the shareholders of the Company named on the signature pages hereto (each a "Shareholder" and collectively, the "Shareholders"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

                  WHEREAS, the Shareholders collectively own One Thousand (1,000) shares of common stock, par value $5.00 per share, of the Company, constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Company Shares"); and

                  WHEREAS, the Boards of Directors of Atmos and the Company have each determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would merge with and into Atmos and Atmos would be the surviving corporation (the "Merger"); and the Shareholders, as the sole shareholders of the Company, have unanimously approved the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               MERGER AND CLOSING

                  1.01 The Merger.

                  (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Atmos in accordance with the Mississippi Business Corporation Act (the "MBCA"), the Texas Business Corporation Act (the "TBCA") and the Virginia Stock Corporation Act (the "VSCA"), whereupon the separate existence of the Company shall cease and Atmos shall continue as the surviving corporation (the "Surviving Corporation"). The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the Code. Atmos and the Company are sometimes referred to herein as the "Constituent Corporations".

                  (b) If any of the following conditions is not satisfied, the transactions contemplated by this Agreement shall be restructured as a sale of all of the Company Shares and Atmos, the Company and the Shareholders shall enter into a substitute agreement providing for such sale in the form attached hereto as Exhibit I:

                           (i) Atmos shall have received the opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code;

                           (ii) the Shareholders shall have received the opinion of Milbank, Tweed, Hadley & McCloy LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code; or

                           (iii) (A) the product of (1) the regular trading day closing price of Atmos Common Stock on the New York Stock Exchange on the trading day completed on the Closing Date and (2) the aggregate number of shares of Atmos Common Stock to be issued by Atmos to the Shareholders and any Permitted Transferees pursuant to the terms of this Agreement (the "Total Issuable Shares"), including the Share Amount and any shares that Atmos elects to include as Additional Consideration pursuant to Section 12.01(g) (the "Total Stock Value"), shall exceed (B) 45% of the sum of (1) the aggregate amount of cash to be paid by Atmos to the Shareholders and any Permitted Transferees pursuant to the terms of this Agreement (the "Total Payable Cash"), including the Cash Amount and any cash that Atmos elects to include as Additional Consideration pursuant to Section 12.01(g), and (2) the Total Stock Value.

                  1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 12.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Articles VIII and IX, the closing of the Merger (the "Closing") will take place on the Closing Date at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Dallas, Texas 75201, or at such other place as Atmos and the Company mutually agree upon in writing.

                  1.03 Articles of Merger; Effective Time.

                  (a) At the Closing, the Constituent Corporations shall duly execute and deliver for filing after the completion of the trading day commenced on the Closing Date:

                           (i) to the Secretary of State of the State of Mississippi (the "Mississippi Secretary of State"), articles of merger as provided in Section 79-4-11.05 of the MBCA (the "Mississippi Articles of Merger");

                           (ii) to the Secretary of State of the State of Texas (the "Texas Secretary of State"), articles of merger as provided in
         Article 5.04 of the TBCA (the "Texas Articles of Merger"); and

                           (iii) to the State Corporation Commission of Virginia (the "Virginia Commission", and together with the Mississippi Secretary of State and the Texas Secretary of State, the "State Agencies"), articles of merger as provided in Section 13.1-720 of the VSCA (the "Virginia Articles of Merger", and together with the Mississippi Articles of Merger and the Texas Articles of Merger, the "Articles of Merger").

                  (b) The Merger shall become effective upon the last to occur of the following (the "Effective Time"): (i) the proper filing of the Mississippi Articles of Merger with the Mississippi Secretary of State, (ii) the issuance of a certificate of merger by the Texas Secretary of State, and (iii) the issuance of a certificate of merger by the Virginia Commission. The Constituent Corporations shall take all commercially reasonable actions to cause the Effective Time to occur on the Closing Date.

                  1.04 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of Atmos as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Articles of Incorporation, and (ii) the Bylaws of Atmos as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  1.05 Directors and Officers of the Surviving Corporation. The directors of Atmos and the officers of Atmos immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the MBCA, the TBCA and the VSCA.

                  1.07 No Appraisal Rights. The Shareholders hereby waive all appraisal, dissenter's and similar rights under the MBCA, TBCA and VSCA in respect of the Merger.

                  1.08 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II
                EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

                  2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Atmos, the Company or any holder of any of the following securities:

                  (a) No Conversion of Atmos Common Stock. Each share of the common stock, no par value, of Atmos ("Atmos Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding Atmos Common Stock.

Any Atmos Common Stock held in the treasury of Atmos immediately prior to the Effective Time shall continue to be held in the treasury of the Surviving Corporation at the Effective Time.

                  (b) Cancellation of Certain Shares of Company Common Stock. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist, and no stock of Atmos or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. All of the issued and outstanding shares of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $150,000,000, less the adjustments, if any, provided in Section 2.02 (as so adjusted, the "Merger Consideration"). Subject to Section 12.01(g), the Merger Consideration shall be payable 50% in cash (the "Cash Amount") and 50% in a number of shares (the "Share Amount") of Atmos Common Stock, determined by dividing 50% of the Merger Consideration by the Stock Value, rounded up to the nearest whole number (the "Atmos Shares"). The Merger Consideration shall be allocated among the Shareholders and any Permitted Transferees in the manner provided in Section 2.03. For the purpose of the foregoing, the "Stock Value" means the average of the closing prices per share of the Atmos Common Stock as reported for New York Stock Exchange Composite Transactions for the 20 trading days ending on the date that is five trading days prior to the Closing Date (the "Average Price"); provided that if the Average Price is less than $17.65, the Stock Value shall be $17.65. Atmos shall promptly deliver notice of the Average Price to the Shareholders. All shares of Company Common Stock converted in accordance with this Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Atmos Common Stock and cash to be issued or paid in consideration therefor, upon the surrender of such certificate in accordance with Section 3.01, without interest.

                  2.02 Adjustments to Merger Consideration. The Merger Consideration shall be decreased by the following adjustments (the "Adjustments"):

                  (a) the amount, if any, by which the aggregate amount of dividends or other distributions made on the Company Shares after September 30, 2000 through the Closing Date (which dividends are payable in arrears following the end of each fiscal quarter) exceeds the rate of $500,000 with respect to each fiscal quarter (or with respect to the Company's first fiscal quarter, $700,000) (with the dividend payable in respect of any portion of the fiscal quarter that includes the Closing Date being appropriately prorated);

                  (b) the amount, if any, by which the aggregate amount paid in satisfaction of claims with respect to the pending lawsuit between the Company and the City of Clarksdale Public Utility Commission described in Section 4.11 of the Disclosure Schedule (the "Clarksdale Lawsuit") exceeds the Clarksdale Settlement Amount, if such claims are settled prior to the Closing Date; and

                  (c) the amount, if any, by which the amount paid by the Company prior to the Closing Date in satisfaction of any claim in any of the Actions and Proceedings described in Section 4.11 of the Disclosure Schedule as "Flash Fire / Explosion Claims" or any claim in respect of occurrences (within the meaning of the Company's insurance policies listed in the Disclosure Schedule) of injury to persons or property prior to the Closing Date arising from an occurrence similar to those in such Actions and Proceedings (the "Flash Fire / Explosion Claims") exceeds $250,000 per occurrence (exclusive of any amount funded with proceeds from the Company's insurance policies listed in the Disclosure Schedule or any Replacement Policy).

                  2.03 Exchange of Certificates. At the Effective Time, each Shareholder and Permitted Transferee shall be entitled to receive (i) a certificate or certificates representing such Shareholder's or Permitted Transferee's pro rata share of the Total Issuable Shares as set forth on
Schedule I hereto (as the same may be amended from time to time to reflect the transfer of Company Shares to one or more Permitted Transferees) plus (ii) cash representing such Shareholder's or Permitted Transferee's pro rata share of the Total Payable Cash as set forth on Schedule I hereto, reduced, in the case of each Shareholder or Permitted Transferee, by such Shareholder's or Permitted Transferee's pro rata share of the Escrow Funds (as defined below) as set forth on Schedule I hereto, to be deposited in escrow as set forth below. As soon as practicable on the Closing Date after the last to occur of (i) the proper filing of the Mississippi Articles of Merger with the Mississippi Secretary of State,
(ii) the proper filing of the Texas Articles of Merger with the Texas Secretary of State, and (iii) the proper filing of the Virginia Articles of Merger with the Virginia Commission (the "Delivery Time"), cash included in the Total Payable Cash in an amount equal to $10,000,000 (the "Escrow Funds") shall be delivered by Atmos to an escrow agent selected by Atmos and approved by the Shareholders (which approval shall not be unreasonably withheld or delayed) (the "Escrow Agent"). The Escrow Funds shall be held and administered by the Escrow Agent in accordance with the terms and conditions of an Escrow Agreement to be entered into on the Closing Date by the Shareholders, any Permitted Transferee, Atmos and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement"), and the Escrow Funds shall be treated for all purposes of this Agreement as having been paid to the Shareholders and any Permitted Transferees.

                  2.04 Withholding Rights. Atmos shall be entitled to deduct and withhold from the Total Payable Cash otherwise payable pursuant to this Agreement to the Shareholders and any Permitted Transferees such amounts as Atmos is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state or local Tax Law. To the extent that amounts are so withheld by Atmos, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholders and any Permitted Transferees.

                  2.05 Share Adjustment. The number and kind of the Total Issuable Shares, and determinations of prices associated therewith, shall be subject to such customary adjustments as shall be determined in good faith by Atmos to reflect any stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations or other changes in capital structure occurring or for which a record date occurs after the date hereof.

                                   ARTICLE III
                               CLOSING DELIVERIES

                  3.01 Deliveries at Closing.

                  (a) On the Closing Date, the Company and the Shareholders shall deliver to Atmos:

                           (i) certified copies of the Company's Articles of Incorporation, Bylaws and all corporate resolutions of the Company with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company);

                           (ii) a certificate of good standing for the Company from the State of Mississippi;

                           (iii) certified copies of all resolutions of the Robert M. Hearin Support Foundation with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                           (iv) a certified copy of Letters Testamentary issued by the local probate court with respect to the Estate of Leon Hess;

                           (v) a certificate of the trustee(s) of the Twenty-Five Year Charitable Lead Annuity Trust under the Will of Leon Hess (the "CLAT") with respect to the existence and irrevocability of the trust, the identity of the trustor(s) and trustee(s), and the authority of the trustee(s) to bind the trust;

                           (vi) certificates representing the Company Shares, together with letters of transmittal with respect thereto; and

                           (vii) such other items as are specified in Article VIII.

                  (b) Atmos shall deliver:

                           (i) to the Shareholders on the Closing Date, certified copies of its Articles of Incorporation, Bylaws and corporate resolutions with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Atmos);

                           (ii) to the Shareholders on the Closing Date, certificates of good standing for Atmos from the State of Texas and the Commonwealth of Virginia;

                           (iii) to each Shareholder and Permitted Transferee, as soon as practicable on the Closing Date after the Delivery Time, a certificate for shares of Atmos

         Common Stock in the name of such Shareholder (or its designee) or Permitted Transferee (or its designee) representing such Shareholder's or Permitted Transferee's pro rata share of the Total Issuable Shares and an amount of cash representing such Shareholder's or Permitted Transferee's pro rata share of the Total Payable Cash (less such Shareholder's or Permitted Transferee's pro rata share of the Escrow Funds) payable by delivery of immediately available funds to the account as such Shareholder or Permitted Transferee may reasonably direct by written notice delivered to Atmos by each such Shareholder or Permitted Transferee at least three Business Days before the Closing Date, in each case to which such Shareholder or Permitted Transferee is entitled pursuant to Section 2.03;

                           (iv) to the Escrow Agent, as soon as practicable on the Closing Date after the Delivery Time, an amount of cash representing the Escrow Funds payable by delivery of immediately available funds in the manner contemplated by the Escrow Agreement; and

                           (v) such other items as are specified in Article IX.

                  3.02 Bank Accounts. In order to facilitate the transfer of the Total Payable Cash (less the Escrow Funds) to the Shareholders as soon as practicable on the Closing Date after the Delivery Time, Atmos and the Shareholders shall use commercially reasonable efforts to open separate accounts at a bank approved by Atmos and the Shareholders (which approvals shall not be unreasonably withheld or delayed) so as to permit an intra-bank transfer of such cash.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                 The Shareholders hereby jointly and severally represent and warrant to Atmos as follows; provided that any representation or warranty as to any Shareholder shall be deemed made only by that Shareholder.

                  4.01 Power and Authority. The Robert M. Hearin Support Foundation is duly organized, validly existing and in good standing under the Laws of the State of Mississippi. John B. Hess, Nicholas F. Brady, Thomas H. Kean, Burton T. Lefkowitz and John Y. Schreyer have been duly and validly appointed and are presently acting as the executors of the Estate of Leon Hess and as trustees of the CLAT, which is a validly existing trust. The Robert M. Hearin Support Foundation has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The executors of the Estate of Leon Hess have full power and authority to execute and deliver this Agreement and to perform the obligations of the Estate of Leon Hess hereunder and to consummate the transactions contemplated hereby without the special authorization of the probate or other court. The trustees of the CLAT have full trust power and authority to execute and deliver this Agreement and to perform the obligations of the CLAT hereunder and to consummate the transactions contemplated hereby without the special authorization of any probate or other court. The execution and delivery by each Shareholder of this Agreement and the performance by each Shareholder of its obligations hereunder have been duly and validly authorized by or on behalf of such Shareholder, no other action on the part of such Shareholder or any beneficiary thereof being necessary. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.02 Company's Power and Authority. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company and by the Shareholders as the sole shareholders of the Company, no other corporate action on the part of the Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.03 Corporate Existence of the Company. The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Mississippi, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in the State of Mississippi, which is the only jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

                  4.04 Capital Stock. The authorized capital stock of the Company consists solely of Three Million (3,000,000) shares of Company Common Stock, of which only the Company Shares have been issued and are outstanding. The Company Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable and have been issued free of any pre-emptive rights. Each Shareholder or its Permitted Transferee owns its respective Company Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement, there are no outstanding Options with respect to the Company.

                  4.05 Subsidiaries. Each Subsidiary is a corporation validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in the Disclosure Schedule, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a material adverse effect on the Business or Condition of the Company. The Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued free of any pre-emptive rights, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens, other than restrictions on the payment of dividends arising under applicable Law and restrictions on transferability arising under applicable securities Laws. There are no outstanding Options with respect to any Subsidiary. Neither the Company nor any Subsidiary owns, or has any Contract to acquire, any Investment Assets, except as disclosed in the Disclosure Schedule.

                  4.06 No Conflicts.

                  (a) The execution and delivery by each Shareholder and the Company of this Agreement do not, and the performance by such Shareholder and the Company of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the instruments of organization or formation of such Shareholder, the Company or any Subsidiary;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in the Disclosure Schedule, conflict with or result in a violation or breach of, in any material respect, any term or provision of any Law or Order applicable to such Shareholder, the Company or any Subsidiary or any of their respective Assets and Properties; or

                           (iii) except as disclosed in the Disclosure Schedule,
         (i) conflict with or result in a violation or breach of, in any material respect, (ii) constitute (with or without notice or lapse of time or both) a default under, in any material respect, (iii) require such Shareholder, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person (with or without notice or lapse of time or both) any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon such Shareholder, the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which such Shareholder, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

                  (b) The execution and delivery by the CLAT of this Agreement does not, and the performance by the CLAT of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, involve a transaction with a "disqualified person", as such term is defined in
Section 4946 of the Code.

                  4.07 Governmental Approvals and Filings. Except (i) for the filing of the Articles of Merger with the State Agencies, (ii) for the filing of a premerger notification report by the Company under the HSR Act, (iii) for the approval of the MPSC in accordance with the 1956 Mississippi Public Utility Act, as amended (77-3-1 et seq.), and (iv) as disclosed in the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Shareholder, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those as would be required solely as a result of the identity or the legal or regulatory status of Atmos or any of its Affiliates.

                  4.08 Books and Records. The minute books and other similar records of the Company and the Subsidiaries as made available to Atmos prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers of the Company and the Subsidiaries as made available to Atmos prior to the execution of this Agreement accurately reflect all record transfers in the capital stock of the Company and the Subsidiaries. The books of account of the Company and the Subsidiaries are complete and correct, in all material respects, and have been maintained, in all material respects, in accordance with sound business practice and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company and the Subsidiaries are subject to such section), including the maintenance of an adequate system of internal controls.

                  4.09 Financial Statements and Condition.

                  (a) Prior to the execution of this Agreement, the Shareholders have caused the Company to deliver to Atmos true and complete copies of the following: (i) the audited balance sheets of the Company and its consolidated subsidiaries as of September 30, 1998, 1999 and 2000, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, including the notes thereto and together with a true and correct copy of the report on such audited information by Deloitte & Touche LLP, and all letters from such accountants with respect to the results of such audits; and (ii) the unaudited balance sheet of the Company and its consolidated subsidiaries as of June 30, 2001 (the "June 30, 2001 Balance Sheet"), and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine-month period then ended, including the notes thereto, copies of which are also included in the Disclosure Schedule. Except as set forth in the notes thereto and as disclosed in the Disclosure Schedule, all such Financial Statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition, results of operations, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of the interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the latest audited Financial Statements). Except for those Subsidiaries listed in the Disclosure Schedule, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 4.09 have been, consolidated with those of the Company.

                  (b) Except as set forth in the Disclosure Schedule, the Company and the Subsidiaries have no material Liabilities other than (i) the liabilities reflected in the June 30, 2001 Balance Sheet, (ii) liabilities incurred since the date thereof in the ordinary course of business consistent with past practices (none of which is materially adverse), and (iii) liabilities specifically delineated as to nature and amount in the Disclosure Schedule.

                  (c) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in the Disclosure Schedule, since September 30, 2000, (i) the business of the Company and the Subsidiaries has been operated in all material respects in the ordinary course consistent with past practice, (ii) there has not been any material adverse change in the Business or Condition of the Company, other than those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company and the Subsidiaries conduct their business or other developments which are not unique to the Company and the Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which the Company and the Subsidiaries participate or are engaged and (iii) the Company and the Subsidiaries have used their commercially reasonable efforts to preserve their business and goodwill, including the goodwill of their customers, employees, subcontractors, suppliers, insurers, regulators and other Persons having business relations with them, and maintained their assets and property in at least as good an order and condition as existed on such date, reasonable wear and tear excepted, which is sufficient to continue to conduct their business as heretofore conducted.

                  (d) Except as disclosed in the Disclosure Schedule, since September 30, 2000, there has not been, occurred or arisen, whether or not in the ordinary course of business:

                           (i) any change in or event affecting the Company or any of the Subsidiaries that has had or is reasonably expected to have a material adverse effect on the Business or Condition of the Company other than those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company and the Subsidiaries conduct their business or other developments which are not unique to the Company and the Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which the Company and the Subsidiaries participate or are engaged;

                           (ii) any casualty, loss, damage or destruction (whether or not covered by insurance) of any of the Assets and Properties of the Company or any of the Subsidiaries that has involved or may involve a material loss to any of the Company and the Subsidiaries in excess of all applicable insurance coverage (excepting deductible amounts);

                           (iii) any amendment of the Company's Articles of Incorporation or Bylaws or any charter or bylaws of the Subsidiaries;

                           (iv) any transaction between the Company or any Subsidiary and any of the Shareholders;

                           (v) any declaration or payment of any dividend or distribution with respect to capital stock of the Company or any Subsidiary (whether in cash or in kind), other than dividends to the Company, or redemption, purchase or other acquisition of any of its capital stock;

                           (vi) any capital expenditure (or series of related capital expenditures) by the Company or any Subsidiary outside the ordinary course of business or inconsistent with past practice;

                           (vii) any increase in the bonus, salaries or other compensation or benefits of any of the directors, officers, employees, agents or consultants of the Company or any Subsidiary outside the ordinary course of business or inconsistent with past practice or any other change in the employment terms (including severance provisions) for any of its officers or employees outside the ordinary course of business or inconsistent with past practice;

                           (viii) any delay or postponement by the Company or any Subsidiary of the payment of any accounts payable or other liabilities in a manner inconsistent with the ordinary course of business or past practice;

                           (ix) any assumption, creation, guarantee or incurrence by the Company or any Subsidiary of any Indebtedness, whether absolute or contingent (other than for working capital in the ordinary course of business consistent with past practice);

                           (x) any settlement of any lawsuit by the Company or any Subsidiary, other than settlements that have an immaterial effect upon them;

                           (xi) any adverse change, in any material respect, in the Company's rate base, its rate agreement with the MPSC (including its allowed rate of return, purchased gas adjustments or weather normalization adjustments), or in rate adjustments;

                           (xii) any adverse change in the customer satisfaction surveys or comparison of rates versus other Southeastern United States gas companies that might affect the Company's performance adjustment in any material respect; or

                           (xiii) any other action by the Company or any Subsidiary which, if taken after the date hereof, would violate Section 6.07.

                  4.10 Taxes. Except as disclosed in the Disclosure Schedule:

                  (a) Each of the Company and the Subsidiaries has filed (or there has been filed on their behalf) all Tax Returns required to be filed by or on behalf of each of them, or requests for extensions to file such returns have been timely filed or granted and have not expired, and all such Tax Returns are complete and accurate in all respects. The Company and each of the Subsidiaries has paid (or there has been paid on their behalf) all Taxes required to be paid by them. The Company and each Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and back-up withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. The accrual for Taxes in the most recent Financial Statements equals or exceeds the liability of the Company and the Subsidiaries for all Taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof accrued through the date of such Financial Statements. All Taxes of the Company and the Subsidiaries accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business and do not exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in operating results). Neither the Company nor any of the Subsidiaries has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Effective Time to a period (or portion thereof) beginning after the Effective Time. No requests for waivers of the time to assess any Taxes against the Company or any of the Subsidiaries have been granted or are pending. The Company and the Subsidiaries have complied with all applicable Laws pertaining to Taxes.

                  (b) Neither the Company nor any of the Subsidiaries is a party to, is bound by, or has any obligation under, any agreement relating to the allocation or sharing of Taxes or has any liability for the Taxes of any Person other than the Company or the Subsidiaries, as a transferee or successor or otherwise (including any liability under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law). Neither the Company nor any of its Subsidiaries has entered into any closing agreement or any other agreement with any Tax Authority that remains in effect. Neither the Company or any of the Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                  (c) Neither the Company nor any of the Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code
Section 1504(a)) filing consolidated Tax Returns, other than the affiliated group of which the Company is the common parent.

                  (d) None of the assets of the Company or any Subsidiary are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (e) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exception set forth in Section 280G(b)(4) of the Code) or (ii) any amount of compensation for which a deduction would be disallowed under Section 162 of the Code. The Shareholders have approved, in accordance with the requirements of Section 280G of the Code, the payments under the following agreements, so that the payments under such agreements will not be treated as "parachute payments" under said Section 280G: (i) the Change in Control Termination Benefits Agreements dated September 11, 2000, by and between the Company and Messrs. Hardwick, Anderson, Wise, Langley, Novick and Aven, as amended; (ii) the Special Retirement Benefit and Severance Agreement dated as of January 1, 1996, by and between the Company and Matthew L. Holleman, III, as amended; and (iii) the Supplemental Pension Benefit Letter Agreement dated February 23, 1994, between the Company and Matthew L. Holleman, III, as amended.

                  (f) Neither the Company nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

                  (g) No outstanding material adjustment relating to any Tax Return filed by the Company or any Subsidiary has been proposed by any Tax authority to the Company or any Subsidiary.

                  (h) Neither the Company nor any Subsidiary has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax Law) by reason of a change in accounting method or otherwise. The Company and the Subsidiaries use the accrual method of accounting for federal income Tax purposes.

                  (i) No claim has been made by an applicable Tax authority in a jurisdiction where the Company and the Subsidiaries do not file Tax Returns that the Company or any Subsidiary is or may be subject to Tax in that jurisdiction. The Disclosure Schedule contains a list of all jurisdictions, whether foreign or domestic, to which a Tax is properly payable by the Company or any Subsidiary.

                  (j) Neither the Company nor any Subsidiary has, nor has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

                  (k) None of the Tax Returns filed by the Company or any Subsidiary was required to contain (in order to avoid the imposition of a penalty and determined without regard to the ability to file an amended Tax Return at any time after the filing of the original Tax Return) a disclosure statement under former Section 6661 of the Code or current Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

                  (l) Neither the Company nor any Subsidiary has ever been a party to a plan or agreement that could be treated as a partnership for U.S. federal income Tax purposes.

                  (m) The Company has made available to Atmos true and complete copies of all income Tax audit reports, statements of deficiency, closing or other agreements received by the Company or the Subsidiaries relating to Taxes, and all federal and state income or franchise

Tax Returns for the Company and the Subsidiaries for all open years. No material election with respect to Taxes has been made in any Tax Return not made available to Atmos.

                  (n) Neither the Company nor any Shareholder has taken any action that could prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

                  4.11 Legal Proceedings; Orders.

                  (a) Except as disclosed in the Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of Shareholders and the Company, threatened against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties. There are no Actions or Proceedings pending or, to the knowledge of the Shareholders, threatened against, relating to or affecting any Shareholder that could reasonably be expected to prevent or delay the consummation of the Merger or otherwise prevent or delay such Shareholder from performing its obligations under this Agreement. None of the Actions or Proceedings disclosed in the Disclosure Schedule has had or could reasonably be expected to have, individually or in the aggregate with other such Actions or Proceedings, a material adverse effect on the Business or Condition of the Company or to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement. Except as disclosed in the Disclosure Schedule, to the Knowledge of the Shareholders and the Company, no event has occurred or circumstance exists that may give rise to or serve as the basis for any such Action or Proceeding that could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of the Company. The Company has delivered to Atmos all material pleadings, correspondence and other documents in the Actions listed in the Disclosure Schedule except for those pleadings, correspondence and other documents that, in the opinion of counsel to the Company, if delivered to Atmos would cause a waiver by the Company of an attorney/client privilege.

                  (b) Except as disclosed in the Disclosure Schedule, none of such Orders has materially adversely affected or could reasonably be expected, individually or in the aggregate with other such Orders, to materially adversely affect the Business or Condition of the Company.

                  4.12 Compliance With Laws and Orders; Regulatory Filings.

                  (a) Except as disclosed in the Disclosure Schedule, neither the Company nor any Subsidiary is, or since September 30, 1997 has been, in any material respect, in violation of or in default under any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties. Except as disclosed in the Disclosure Schedule, since September 30, 1997, neither the Company nor any Subsidiary has received any notice or other communication from any Governmental or Regulatory Authority regarding any violation of, or failure to comply with, any Law or Order, in any material respect, or to undertake, or to bear all or any portion of the cost of, any remedial action or correct any unsafe condition or practice of any nature with respect thereto or effect a refund to customers or a recall of appliances or other goods sold to customers.

                  (b) Neither the Company nor any of its Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any holding company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of PUHCA, respectively.

                  (c) The Company and the Subsidiaries (other than Mississippi Energies, Inc.) are subject to regulation by the MPSC. Neither the Company nor any Subsidiary is subject to regulation by FERC as a "natural-gas company" under the Natural Gas Act pursuant to a Hinshaw exemption.

                  (d) All material filings required to be made by the Company or any of the Subsidiaries since December 31, 1996 under applicable federal and state Laws have been filed with the appropriate federal or state Government or Regulatory Authority (including the MPSC), as the case may be, including all material written forms, statements, reports and agreements and all material documents, exhibits, amendments and supplements appertaining thereto, including all material rates, tariffs, franchises, service agreements and related documents, all of which filings complied, as of their respective dates, with all applicable requirements of the appropriate statute and the rules and regulations thereunder in all material respects.

                  (e) Neither the Company, nor any Subsidiary, nor, to the Knowledge of the Shareholders and the Company, any officer, employee or agent thereof, has directly or indirectly given or agreed to give any gift or similar benefit to any customer, supplier, government employee, or other Person who was or is in a possible position to help or hinder the Company or any of the Subsidiaries, which gift or benefit (a) could reasonably be expected to subject the Company or any of the Subsidiaries to any damages or penalties in any civil or criminal Action or Proceeding, or (b) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business or Condition of the Company if not given or continued.

                  4.13 Benefit Plans; ERISA.

                  (a) The Disclosure Schedule contains a true and complete list of each of the Benefit Plans.

                  (b) Except as disclosed in the Disclosure Schedule, neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended. The Disclosure Schedule contains a true and complete list of all retirees and other terminated employees who are receiving pension or retiree medical benefits as of August 1, 2001.

                  (c) Except as disclosed in the Disclosure Schedule, neither the Company, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to or has any obligation to contribute to or has any liability (contingent or otherwise) to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

                  (d) Each of the Benefit Plans and its administration is currently in compliance with ERISA and the Code and all other applicable Laws and with any applicable collective bargaining agreement in all material respects, and no statement, either written or oral, has been made by the Company or any director or officer of the Company or, to the Knowledge of the Shareholders and the Company, any other Person with regard to any Benefit Plan that is not in accordance with the terms of such Plan.

                  (e) The Company and its Subsidiaries have performed, in all material respects, all of their obligations under all Benefit Plans, and all contributions and other payments required to be made by the Company or any Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements in accordance with GAAP.

                  (f) To the Knowledge of Shareholders and the Company, no transaction contemplated by this Agreement will result in material liability to the PBGC or otherwise under Section 302(c)(11), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company, any Subsidiary, any ERISA Affiliate or any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA.

                  (g) There are no pending, or to the Knowledge of Shareholders and the Company, threatened claims by or on behalf of any Benefit Plan, or by any Person covered thereby, other than ordinary claims for benefits submitted by participants or beneficiaries, which, individually or in the aggregate, could result in material liability on the part of Atmos, the Company, any Subsidiary or any fiduciary of any such Benefit Plan.

                  (h) Except as disclosed in the Disclosure Schedule, no employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                  (i) The Disclosure Schedule correctly sets forth, for each Subject Defined Benefit Plan, as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, the fair market value of the assets of such plan and the actuarial present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under such plan at such date as established on the basis of the actuarial assumptions to be used to calculate present values under Section 417(e)(3)(A) of the Code.

                  (j) The Company has delivered to Atmos:

                           (i) all documents that set forth the terms of each Benefit Plan and of any related trust, including (A) all plan descriptions and summary plan descriptions of Benefit Plans for which Shareholders, the Company or any Subsidiary is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Benefit Plans for which a plan description or summary plan description is not required;

                           (ii) all personnel, payroll, and employment manuals and policies;

                           (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company, any Subsidiary and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                           (iv) a written description of any Benefit Plan that is not otherwise in writing;

                           (v) all insurance policies which were purchased by or to provide benefits under any Benefit Plan currently in force or for which the Company or any Subsidiary currently has any liability (contingent or otherwise);

                           (vi) all Contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan currently in force or for which the Company or any Subsidiary currently has any liability (contingent or otherwise);

                           (vii) all reports, including all discrimination testing reports and actuarial reports, submitted within the four years preceding the date hereof by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Benefit Plan currently in force or for which the Company or any Subsidiary currently has any liability (contingent or otherwise);

                           (viii) all notifications given within the four years preceding the date hereof to employees of their rights under Section 601 et seq. of ERISA, Section 4980B of the Code, Section 9801 et seq. of the Code, and under all other applicable federal and state laws regulating the notice requirements of Group Health Plans (as defined in Section 607(1) of ERISA);

                           (ix) the Form 5500 filed in each of the most recent three plan years with respect to each Benefit Plan, including all schedules thereto and the opinions of independent accountants;

                           (x) all notices or reports that were given by the Company, any Subsidiary or any ERISA Affiliate, or any Benefit Plan to the IRS, the PBGC or the DOL, pursuant to statute, within the four years preceding the date hereof, including notices that are expressly mentioned elsewhere in this Section 4.13;

                           (xi) all notices that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, any ERISA Affiliate, or any Benefit Plan within the four years preceding the date hereof; and

                           (xii) with respect to Benefit Plans that are Qualified Plans, the most recent determination letter for each such Plan.

                  (k) Except as disclosed in the Disclosure Schedule, neither the Company, any Subsidiary, any ERISA Affiliate nor any Shareholder has engaged in or knowingly permitted to occur and, to the Knowledge of Shareholders and the Company, no other party has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or "prohibited transaction" under Section 4975(c) of the Code with respect to any Company Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code.

                  (l) Except for any formal written qualification requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations, rulings or other IRS releases thereunder, has not expired, (i) each Benefit Plan that is intended to be a Qualified Plan has received a favorable determination letter from the IRS and is qualified in form and operation under Section 401(a) of the Code, and each trust for each such Plan is exempt from federal income tax under Section 501(a) of the Code, and
(ii) no event has occurred or circumstance exists that gives rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                  (m) Except as disclosed in the Disclosure Schedule, each Benefit Plan can be terminated without payment of any additional contribution or amount and, except for any vesting of benefits of a Qualified Plan, without the vesting or acceleration of any benefits promised by such Plan.

                  (n) Except as disclosed in the Disclosure Schedule, no event has occurred or circumstance exists that could result in a material increase in premium costs of Benefit Plans that are insured, or a material increase in benefit costs of such Plans that are self-insured.

                  (o) Except as disclosed in the Disclosure Schedule, the Company and the Subsidiaries have the right to modify and terminate benefits as to retirees (other than pensions) with respect to both retired and active employees.

                  (p) Except as disclosed in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit, assuming that no Benefit Plan is terminated, in connection with the transactions contemplated by this Agreement.

                  4.14 Real Property.

                  (a) Except as disclosed in the Disclosure Schedule, the Company or a Subsidiary has good and valid title to or a valid and subsisting leasehold estate in all the real property, easements, rights of way and other interests in real property constituting its transmission, distribution, storage and service systems (the "System Property") other than imperfections in title or interest that are immaterial to the System Property as a whole and have not adversely affected the operation of the System Property in the ordinary course of business in any material respect. The System Property is free and clear of all Liens except for Permitted Liens and other Liens disclosed in the Disclosure Schedule. There are no Actions or Proceedings or other claims pending or, to the Knowledge of the Shareholders and the Company, threatened against the Company or a Subsidiary asserting that the Company or such Subsidiary does not have good and valid title to or a valid and subsisting leasehold estate in, as the case may be, any of the System Property. Except for real property leased to others as disclosed in the Disclosure Schedule, the Company or a Subsidiary is in possession of each parcel of real property owned by it, together with all buildings, structures, facilities, fixtures and other improvements owned by Company or a Subsidiary and located thereon. All improvements on such real property lie wholly within the boundaries of such real property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person in any material respect.

                  (b) The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real property interests purported to be leased by it as lessee for the full term of the lease thereof. The Disclosure Schedule contains a true and complete list of all such leases. Each such lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and, to the Knowledge of Shareholders and the Company, of each other Person that is a party thereto, and except as set forth in the Disclosure Schedule, there is no default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by the Company or any Subsidiary or, to the Knowledge of the Shareholders and the Company, any other Person that is a party thereto. To the Knowledge of Shareholders and the Company, the underground gas storage horizons of the gas storage facilities leased by the Company and any Subsidiary have not been impaired by directional drilling by the lessors thereof or any unauthorized third parties.

                  (c) Except as disclosed in the Disclosure Schedule, the improvements on the System Property or the other real property interests owned or leased by the Company and the Subsidiaries are in all material respects structurally sound, in good operating condition and in a state of good maintenance and repair consistent with past custom and practice, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the Knowledge of the Shareholders and the Company, threatened against any of the System Property or such other real property interests or the improvements thereon.

                  4.15 Tangible Personal Property; Sufficiency.

                  (a) The Company or a Subsidiary is in possession of and has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, all material tangible personal property used in or necessary to the conduct of the business of the Company and the Subsidiaries as currently conducted, including the personal property reflected in the June 30, 2001 Balance Sheet other than those disposed of since June 30, 2001, in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens or Liens disclosed in the Disclosure Schedule, and is in all material respects in good order and condition, ordinary wear and tear excepted, in safe operating condition and adequate and suitable for the purposes for which they are presently being used. Since September 30, 1997, the safety or operating condition has not been the subject of any Action or Proceeding or been the basis for any citation, fine or notice from any Governmental or Regulatory Authority, except as set forth in the Disclosure Schedule. The Disclosure Schedule correctly discloses, by type, the composition of the Company's transmission, distribution and service lines. The Company has made available to Atmos all MPSC inspection records or reports, leak history reports and unaccounted for gas records, in each case for the last five years, regarding its transmission, distribution and service lines.

                  (b) The Assets and Properties of the Company and the Subsidiaries are sufficient in all material respects for the continued conduct of the business of the Company and the Subsidiaries as currently conducted. The cast iron and steel pipe included in the System Property have sufficient capacity and other features required for the operation of the System Property in accordance with Good Utility Practice.

                  (c) Except as set forth in the Disclosure Schedule, to the Knowledge of the Shareholders and the Company, the costs to replace the Company's remaining cast iron pipe included in the System Property will not exceed in any material respect the amount therefor set forth in the Disclosure Schedule.

                  4.16 Intellectual Property Rights. The Disclosure Schedule discloses all material Intellectual Property used in the business of the Company and the Subsidiaries, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding rights under Contract to use. Such Intellectual Property is sufficient for the continued conduct of the business of the Company and the Subsidiaries as currently conducted. Except as disclosed in the Disclosure Schedule, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of Intellectual Property owned by the Company or a Subsidiary as disclosed in the Disclosure Schedule are valid and in full force and effect, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of Intellectual Property disclosed in the Disclosure Schedule, (iii) neither the Company nor any Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use the Intellectual Property disclosed in the Disclosure Schedule in any material respect, (iv) to the Knowledge of Shareholders and the Company, the Intellectual Property disclosed in the Disclosure Schedule is not being infringed by any other Person in any material respect, and (v) the use of such Intellectual Property by and the conduct of the business of the Company and the Subsidiaries do not infringe on the Intellectual Property rights of any other Person in any material respect. None of the Shareholders, the Company nor any Subsidiary has received any notice or other communication that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, and no claim is pending or has been made to such effect that has not been resolved.

                  4.17 Contracts.

                  (a) The Disclosure Schedule contains a true and complete list of each of the following Contracts, to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                           (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each party to each such Contract and the expiration date of each such Contract;

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $100,000 (other than Indebtedness owing to the Company or any wholly-owned Subsidiary);

                           (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which in any case involve a binding payment or obligation, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $100,000 annually;

                           (vi) all Contracts for gas supply, transportation or storage (and commodity, hedge or similar arrangements in respect thereof) or to provide or receive services from or to any other local distribution company which in any case involve a binding payment or obligation, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $100,000 annually;

                           (vii) all Contracts involving take-or-pay obligations with respect to gas purchases or gas marketing; and all Contracts involving weather hedges;

                           (viii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties individually or in the aggregate material to the Business or Condition of the Company, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, (B) any merger or other business combination (other than this Agreement), (C) the construction of any plant, pipeline, facility or other material capital improvement or (D) the acquisition of all or substantially all of the Assets and Properties of any Person or division or line of business of any Person;

                           (ix) all collective bargaining or similar labor Contracts;

                           (x) all Contracts (other than this Agreement) that
         (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                           (xi) all other Contracts (other than Benefit Plans, leases listed in the Disclosure Schedule and insurance policies listed in the Disclosure Schedule) that (A) involve a binding payment or obligation, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $100,000 annually and (B) cannot be terminated within 60 days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary; and

                           (xii) all other Contracts the loss of which would have a material adverse effect on the Business or Condition of the Company.

                  (b) Each Contract required to be disclosed in the Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms in all material respects, of the Company or a Subsidiary and, to the Knowledge of Shareholders and the Company, of each other party thereto; and except as disclosed in the Disclosure Schedule, neither the Company, any Subsidiary nor, to the Knowledge of Shareholders and the Company, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect. Complete and correct copies of all such Contracts have been delivered to Atmos.

                  4.18 Licenses. The Company and the Subsidiaries have all material Licenses required for the conduct of their business, and the ownership and operation of their Assets and Properties as currently conducted, owned and operated. The Disclosure Schedule contains a true and complete list of all such Licenses (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Except as disclosed in the Disclosure Schedule:

                  (a) the Company or a Subsidiary owns or validly holds all such Licenses;

                  (b) each such License is valid, binding and in full force and effect; and

                  (c) neither the Company nor any Subsidiary is, or since September 30, 1997 has been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect.

Except as disclosed in the Disclosure Schedule, neither the Company nor any Subsidiary has received any notice or other communication from any Governmental or Regulatory Authority regarding any material violation or failure to comply with any term or requirement of any License or any actual proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any License.

                  4.19 Insurance. The Disclosure Schedule contains a true and complete list of all material insurance policies in effect, currently or since September 30, 1997 (or in the case of the Company's liability policies, since June 1, 1989), that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that have been issued to the Company or any Subsidiary. True and correct copies of all such policies, and all pending applications for policies of insurance, have been delivered to Atmos. Each such policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid, all claims thereunder have been timely made in accordance with the terms thereof, and neither the Company nor any Subsidiary has received notice or other communication of any (i) cancellation or termination in respect of any such policy, (ii) default by the Company or any Subsidiary in respect of any such policy, (iii) refusal of coverage, (iv) claim that defense under any such policy will be afforded with reservation of rights or (v) claim that any such policy will not be renewed. None of such policies provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or any Subsidiary. Other than the deductibles provided in such policies, neither the Company nor any Subsidiary has any self-insurance arrangement or any Contract, other than a policy of insurance, for the transfer or sharing of risk by or with the Company or any Subsidiary. The Disclosure Schedule sets forth for each liability policy
(i) by year, for the current policy year and each of the preceding policy years beginning on or after June 1, 1989, a summary of the loss experience, a list of claims reported to the Company or any Subsidiary and claims reported to the insurance carriers, and (ii) as of the date hereof, a list of open claims.

                  4.20 Affiliate Transactions. Except as disclosed in the Disclosure Schedule, (i) there is no Indebtedness between the Company or any Subsidiary, on the one hand, and any Shareholder or any Affiliate (other than the Company or any Subsidiary) of such Shareholder, on the other, (ii) none of the Shareholders nor any such Affiliate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, and (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any Shareholder or any such Affiliate. Except as disclosed in the Disclosure Schedule, each of the Liabilities and transactions listed in the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis and in the ordinary course of business.

                  4.21 Labor Relations. Except as disclosed in the Disclosure
Schedule:

                  (a) No employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Shareholders and the Company, there are no overtly threatened attempts to organize for collective bargaining purposes any additional employees of the Company or any Subsidiary. Since September 30, 1997, there has been no work stoppage, strike, slow down or other concerted action by employees of the Company or any Subsidiary which materially adversely affected the Company or any Subsidiary.

                  (b) There is no controversy pending or, to the Knowledge of Shareholders and the Company, threatened between the Company or any Subsidiary and any of their respective employees. There is no basis for any claim, grievance, arbitration, negotiation, suit, action or charge of or by any employee of the Company or any Subsidiary, and no complaint is pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority. The Company and the Subsidiaries have complied, in respect of their employees, in all material respects with all applicable Laws, including those related to equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational health and safety, and plant closing.

                  (c) The Company has furnished Atmos with copies of all claims, complaints, reports or other documents in the Company's files concerning the Company or any of the Subsidiaries or their employees made by or against the Company or any Subsidiary during the past five years pursuant to workers' compensation laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other Laws relating to employment of labor.

                  4.22 Environmental Matters. Except as described in the Disclosure Schedule:

                  (a) Each of the Company and the Subsidiaries has obtained all material Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or such Subsidiary. Each of such Licenses is in full force and effect and each of the Company and the Subsidiaries is in compliance, in all material respects, with the terms and conditions of all such Licenses and with any applicable Environmental Law.

                  (b) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary; nor, to the Knowledge of the Shareholders and the Company, have any events occurred that would have required such a notice. To the Knowledge of Shareholders and the Company, no site or facility now or previously owned, operated or leased by the Company or any Subsidiary is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up. Neither the Company nor any Subsidiary has transported wastes to or arranged for disposal of wastes at any such listed site.

                  (c) To the Knowledge of the Shareholders and the Company, there have been no material environmental investigations, studies, audits, tests, reviews other analyses conducted by, or that are in the possession of, the Company or any Subsidiary in relation to any site or facility now or previously owned, operated or leased by the Company or any Subsidiary which have not been delivered to Atmos prior to the date hereof.

                  (d) Neither the Company, the Subsidiaries, nor, to the Knowledge of Shareholders or the Company, any previous occupant, owner, tenant, or user of the real property owned by the Company and the Subsidiaries, has received any written notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law or License.

                  (e) Neither the Company nor any Subsidiary has entered into or agreed to any Order, and is not subject to any outstanding Order, relating to compliance with or liability under any Environmental Law. Neither the Company nor any Subsidiary is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law.

                  (f) The real property owned or leased by the Company and the Subsidiaries (including soils, groundwater, surface water, buildings and other structures) is not contaminated with any Hazardous Materials, in any material respect; and, to the Knowledge of the Shareholders and the Company, no event has occurred or circumstance exists that presents an imminent threat of a future Release of any Hazardous Materials on such real property.

                  (g) To the Knowledge of the Shareholders and the Company, there are no circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to constitute a violation of the Environmental Laws or result in claims, liability, investigations or costs under the Environmental Laws, or which could reasonably be expected to result in restrictions on the ownership, use or transfer of any of its Assets and Properties, pursuant to any Environmental Law.

                  (h) Neither the Company nor any Subsidiary has disposed or arranged for disposal of Hazardous Materials on any third party property that, to the Knowledge of the Shareholders and the Company, could be reasonably expected to subject the Company or any Subsidiary to material liability under any Environmental Law.

                  (i) To the Knowledge of the Shareholders and the Company, no underground storage tanks, asbestos-containing material or polychlorinated biphenyls have ever been located on real property owned, leased or used by the Company or any Subsidiary.

                  (j) To the Knowledge of the Shareholders and the Company, the representations and warranties in this Section 4.22 are also correct and complete with respect to all real property that the Company and the Subsidiaries previously owned, leased or used through the time that the Company's or respective Subsidiary's ownership, lease, or use ceased.

                  (k) Neither the Shareholders, the Company nor any Subsidiary is required to make any filings under any Environmental Law in connection with the transactions contemplated hereby.

                  (l) The representations and warranties set forth in this
Section 4.22 constitute the exclusive representations and warranties of the Shareholders under this Agreement with respect to any License issued under, or violation of, or liability arising under, any Environmental Law.

                  4.23 Information Supplied. Neither the Disclosure Schedule nor the information supplied or to be supplied in writing by or on behalf of Shareholders or the Company and the Subsidiaries for inclusion in any documents to be filed by the Company, Shareholders or Atmos with any Governmental or Regulatory Authority in connection with this Agreement and the transactions contemplated hereby contain or will, on the date of its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading

                  4.24 Brokers. Except for Goldman, Sachs & Co., whose fees, commissions and expenses are the sole responsibility of Shareholders, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Shareholders directly with Atmos without the intervention of any Person on behalf of the Shareholders in such manner as to give rise to any valid claim by any Person against Atmos, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

                  4.25 Certain Securities Matters.

                  (a) The Shareholders understand that the Atmos Shares will be issued without registration under the Securities Act, in reliance upon exemptions from registration under the Securities Act including the safe harbor provided by Regulation D promulgated under Section 4(2) of the Securities Act. The Shareholders understand that such exemptions depend in part upon, and such shares will be issued in reliance on, the representations and warranties made by the Shareholders in this Section 4.25.

                  (b) Each of the Shareholders will acquire the Atmos Shares for its own respective account for investment purposes only and not with a view to resale or other distribution thereof, in whole or in part, except as contemplated by the Registration Rights Agreement; provided, however, that, subject to the terms hereof, the disposition of its property shall at all times be within their control; and the Shareholders will not assign, sell, hypothecate or otherwise transfer the Atmos Shares unless (i)(a) a registration statement is in effect under the Securities Act with respect to such shares or (b) a written opinion of counsel acceptable to Atmos is obtained to the effect that no such registration is required, and (ii) they have complied with all applicable holding periods imposed by the Securities Act (and the regulations thereunder). The Shareholders acknowledge that a restrictive legend to such effect will be placed on the certificates representing the Atmos Shares and a notation will be made in the appropriate records of Atmos indicating that the Atmos Shares are subject to such restrictions on transfer.

                  (c) Each of the Shareholders qualifies as an "accredited investor" within the meaning of Rule 501 under the Securities Act, because it has total assets exceeding $5,000,000.

                  (d) Each of the Shareholders acknowledges that it:

                           (i) has been furnished with the articles of incorporation and bylaws of Atmos and the Atmos SEC Reports and is capable of understanding and evaluating the risks of acquiring the Atmos Shares;

                           (ii) has been given the opportunity to ask questions of, and receive answers from, Atmos and its officers and employees concerning the terms and conditions of the acquisition of the Atmos Shares and other matters pertaining to an investment in the Atmos Shares, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of acquiring the Atmos Shares to the extent Atmos possesses such information;

                            (iii) has not relied upon any representations or warranties or other information (whether oral or written) from Atmos or its directors, officers or Affiliates, or from any other Persons, other than the representations and warranties of Atmos made in this Agreement;

                            (iv) is familiar with the nature of and risks attendant to investments in the business of Atmos and securities in general and has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, financial and tax advisers the suitability of an investment in the Atmos Shares for its financial and tax situations, consistent with the fiduciary duties applicable to the management and conduct of its affairs, and has determined that the Atmos Shares are a suitable investment for it.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF ATMOS

                  Atmos hereby represents and warrants to the Shareholders, any Permitted Transferees and the Company as follows:

                  5.01 Corporate Existence. Atmos is a corporation validly existing and in good standing under the Laws of the State of Texas and the Commonwealth of Virginia.

                  5.02 Authority. Atmos has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Atmos of this Agreement, and the performance by Atmos of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Atmos, no other corporate action on the part of Atmos or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by Atmos and constitutes a legal, valid and binding obligation of Atmos enforceable against Atmos in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.03 No Conflicts. The execution and delivery by Atmos of this Agreement do not, and the performance by Atmos of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Atmos;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 5.04 hereto, conflict with or result in a violation or breach of, in any material respect, any term or provision of any Law or Order applicable to Atmos or any of its Assets and Properties; or

                  (c) except as disclosed in Schedule 5.03 hereto, (i) conflict with or result in a violation or breach of, in any material respect, (ii) constitute (with or without notice or lapse of time or both) a default under, in any material respect, (iii) require Atmos to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person (with or without notice or lapse of time or both) any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Atmos or any of its Assets or Properties under, any Contract or License to which Atmos is a party or by which any of its Assets and Properties is bound.

                  5.04 Governmental Approvals and Filings. Except (i) for the filing of the Articles of Merger with the State Agencies, (ii) for the filing of a premerger notification report by Atmos under the HSR Act, (iii) for the approval of the MPSC in accordance with the 1956 Mississippi Public Utility Act, as amended (77-3-1 et seq.), (iv) for the approvals of the issuance of the Atmos Shares by Governmental or Regulatory Authorities in the States of Colorado, Georgia, Illinois, Kentucky and Virginia, (v) for a waiver in respect of the Merger by the Governmental or Regulatory Authorities in the State of Iowa, and
(vi) as disclosed in Schedule 5.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Atmos is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those as would be required solely as a result of the identity or the legal or regulatory status of Shareholders or their respective Affiliates (other than the Company or the Subsidiaries).

                  5.05 Capitalization. The entire authorized capital stock of Atmos consists of 100,000,000 shares of Atmos Common Stock. As of September 20, 2001, (i) 40,774,510 shares of Atmos Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of statutory pre-emptive rights, and (ii) no shares of Atmos Common Stock are held in the treasury of Atmos. As of the date hereof, other than options granted by Atmos under its 1998 Long-Term Incentive Plan and the Long-Term Stock Plan for the United Cities Gas Company Division and stock units under its Equity Incentive and Deferred Compensation Plan for Non-Employee Directors or as described in the Atmos SEC Reports, there are no Options with respect to Atmos. There are no obligations, contingent or otherwise, of Atmos to repurchase, redeem or otherwise acquire any shares of Atmos Common Stock.

                  5.06 Atmos Shares. The Atmos Shares have been duly authorized and, when issued in accordance with this Agreement, will be (a) validly issued, fully paid and nonassessable, free of pre-emptive rights, and (b) listed on the New York Stock Exchange.

                  5.07 SEC Filings; Financial Statements; No Adverse Change.

                  (a) Atmos has filed all forms, reports and documents required to be filed with the SEC since September 30, 1999, and has heretofore delivered to the Shareholders, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1999 and 2000, (ii) its Quarterly Reports on Form 10-Q for the periods ended December 31, 2000, March 31, 2001, and June 30, 2001, (iii) all proxy statements relating to Atmos' meetings of shareholders (whether annual or special) held since September 30, 2000, (iv) all Forms 8-K filed by Atmos with the SEC since September 30, 2000,
(v) all other reports or registration statements filed by Atmos with the SEC since September 30, 1999, and (vi) all amendments and supplements to all such reports and registration statements filed by Atmos with the SEC since September 30, 1999 (collectively, the "Atmos SEC Reports"). The Atmos SEC Reports are all the documents (other than preliminary material) that Atmos and its subsidiaries were required to file with the SEC since September 30, 1999. The Atmos SEC Reports were prepared in substantial compliance, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Atmos has heretofore delivered to the Shareholders its audited consolidated financial statements of Atmos and its subsidiaries (together with the notes thereto) for its fiscal years ended September 30, 1999 and 2000 and its unaudited consolidated financial statements for the period ended June 30, 2001. All such financial statements and all other financial statements included in the Atmos SEC Reports (the "Atmos Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and complied as to form, in all material respects, with the published rules and regulations of the SEC with respect thereto. The Atmos Financial Statements (together with the notes thereto) fairly, in all material respects, present the financial condition and results of operations and cash flows of Atmos and its subsidiaries on a consolidated basis at the dates and for the periods set forth therein (subject, in the case of any such financial statements that are unaudited, to year-end adjustments in such amount and of such type as are or will be consistent with adjustments made in prior fiscal years).

                  (c) Except as disclosed in the Atmos SEC Reports, since September 30, 2000, there has not occurred or arisen, whether or not in the ordinary course of business, any change in or event affecting Atmos or any of its subsidiaries that has had or is reasonably expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Atmos and its subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which Atmos and its subsidiaries conduct their business or other developments which are not unique to Atmos and its subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which Atmos and its subsidiaries participate or are engaged.

                  5.08 Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Atmos, threatened against, relating to or affecting Atmos or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  5.09 Financing. Atmos has sufficient cash and/or available credit facilities to pay the Total Payable Cash and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

                  5.10 Information Supplied. The information supplied or to be supplied in writing by or on behalf of Atmos for inclusion in any documents to be filed by the Company, Atmos, or Shareholders with any Governmental or Regulatory Authority in connection with this Agreement and the transactions contemplated hereby will not, on the date of its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  5.11 Brokers. Except for Merrill Lynch & Co., whose fees, commissions and expenses are the sole responsibility of Atmos, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Atmos directly with Shareholders and the Company without the intervention of any Person on behalf of Atmos in such manner as to give rise to any valid claim by any Person against Shareholders, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE VI
                    COVENANTS OF SHAREHOLDERS AND THE COMPANY

                  Each of the Shareholders and the Company covenants and agrees with Atmos that, at all times from and after the date hereof, it will comply with all covenants and provisions of this Article VI, except to the extent Atmos may otherwise consent in writing.

                  6.01 Regulatory and Other Approvals. The Shareholders and the Company will, and will cause the Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of any such Shareholder, the Company or any Subsidiary to consummate the transactions contemplated hereby, including those described in the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(c) provide reasonable cooperation to Atmos in connection with the performance of its obligations under Sections 7.01 and 7.02. Shareholders will provide prompt notification to Atmos when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Atmos of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  6.02 HSR Filings. In addition to and not in limitation of the covenants contained in Section 6.01, the Shareholders and the Company will, and will cause the Subsidiaries to, (a) take promptly all actions necessary to make the filings required of any Shareholder, the Company or their Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by any such Shareholder, the Company or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Atmos in connection with Atmos's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  6.03 Investigation by Atmos. The Shareholders and the Company will, and will cause the Subsidiaries to, (a) provide Atmos and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and the Subsidiaries, (b) in connection with and during the preparation of the audited financial statements of the Company and its consolidated subsidiaries, permit Atmos, its independent accounting firm and its representatives to examine and (unless prohibited by applicable accounting standards, in the case of work papers and other documents prepared by the Company's independent accountants) make copies of the work papers and other documents that are generated or reviewed, and to consult with the Company's independent accounting firm after signing a reasonable nondisclosure and indemnification letter, (c) furnish Atmos with all material pleadings, correspondence and other documents in the Actions or Proceedings listed in the Disclosure Schedule, except for those pleadings, correspondence and other documents that, in the opinion of counsel of the Company, if delivered to Atmos would cause a waiver by the Company of an attorney/client privilege, and (d) furnish Atmos and such other Persons with all such other information and data (including copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Atmos or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Company or any Subsidiary or by which any of their respective Assets and Properties is bound.

                  6.04 No Solicitations; Permitted Transfer of Company Shares. Except as set forth in the following sentence, the Shareholders and the Company will not take, nor will they permit the Subsidiaries or any of their Affiliates (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of such Shareholder, the Company, the Subsidiaries or any such Affiliate) to (i) take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing information with respect to the Company or any Subsidiary or permitting access to the Assets and Properties and Books and Records of the Company or any Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate any offer or inquiry from any Person concerning an acquisition of any Company Shares, or (iv) transfer, or enter into any agreement to transfer any Company Shares. Notwithstanding anything in this Section 6.04 to the contrary, the Estate of Leon Hess shall be entitled to transfer any portion of the Company Shares owned by it in accordance with the provisions of the Last Will and Testament of Leon Hess if such transfer does not prevent or delay the consummation of the transactions contemplated hereby; provided that no such transfer shall relieve the Estate of Leon Hess of its obligations under this Agreement; provided further that prior to any such transfer, each transferee (each a "Permitted Transferee") shall deliver an instrument reasonably acceptable to Atmos, pursuant to which such Permitted Transferee shall (i) waive all appraisal, dissenter's and similar rights under the MBCA, TBCA and VSCA in respect of the Merger, (ii) agree, either prior to or after the Effective Time, to execute such further documents and take such further actions as may reasonably be requested by Atmos to effect the other purposes of this Agreement,
(iii) provide to Atmos those representations and warranties set forth in Sections 4.01, 4.04 (the third sentence thereof), 4.06, 4.07, 4.10(e) (the last sentence thereof, if necessary for the representation and warranty in the first sentence thereof to be true and correct as of the Closing Date), 4.11, and 4.25, to the same extent as if it were named as a Shareholder herein, (iv) covenant and agree with

Atmos to comply with the covenants and provisions set forth in Sections 6.02,
6.10 and 6.11, (v) covenant and agree with Atmos to deliver to Atmos on the Closing Date the certificate(s) representing the Company Shares owned by such Permitted Transferee in accordance with Section 3.01(a)(vi), (vi) covenant and agree to deliver to Atmos on the Closing Date the items set forth in Sections 8.03, 8.09, 8.10, 8.11 and 8.12 (substantially to the effect set forth on Exhibit D-3), (vii) agree to indemnify Atmos and its directors, officers, employees, stockholders and Affiliates in accordance with the provisions of
Article 11 to the extent of the Merger Consideration received by such Permitted Transferee, and (viii) consent to jurisdiction in the manner set forth in
Section 14.10.

                  6.05 Conduct of Business. The Company will, and will cause the Subsidiaries to, conduct business only in the ordinary course. Without limiting the generality of the foregoing, the Company will, and will cause the Subsidiaries to, use commercially reasonable efforts, to (a) preserve intact the present business organization and reputation of the Company and the Subsidiaries in all material respects, (b) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of the Company and the Subsidiaries, (c) maintain the Assets and Properties of the Company and the Subsidiaries in working order and condition consistent with past custom and practice, ordinary wear and tear excepted, (d) maintain the good will of key customers, suppliers, insurers, regulators and lenders and other Persons with whom the Company or any Subsidiary otherwise has significant business relationships, (e) maintain in full force and effect insurance coverage from insurers, in amounts and on other terms no less favorable to the Company and the Subsidiaries than the insurance coverage in effect on the date hereof and timely provide all notices, make all claims and otherwise administer such insurance coverage so as to provide the Company and the Subsidiaries the full benefits of such insurance coverage in accordance with the terms thereof; and (f) vigorously and diligently prosecute and defend all Actions and Proceedings, and all claims that might give use to any Action or Proceeding. In addition, the Company will, and will cause the Subsidiaries to, advise, and upon the reasonable request by Atmos, confer with, Atmos concerning operational matters of a material nature, including risk management matters. Conferences shall be held during normal business hours, and only to the extent that they do not unreasonably interfere with the business and operations of the Company and the Subsidiaries.

                  6.06 Financial Statements and Reports.

                  (a) As promptly as practicable and in any event no later than 45 days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Company will deliver to Atmos true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, shareholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the audited financial statements referred to in Section 4.09.

                  (b) As promptly as practicable, the Company will deliver to Atmos true and complete copies of such regularly-prepared operating statements as may be prepared by Shareholders, the Company or any Subsidiary consistent with prior custom and practice relating to the business or operations of the Company or any Subsidiary.

                  (c) The Company shall furnish to Atmos such additional consolidated financial statements of the Company and the Subsidiaries as may be required or, in the judgment of Atmos, are advisable to be filed by Atmos in accordance with Regulation S-X under the Securities Act prior to the Closing Date.

                  (d) All Financial Statements shall meet the requirements for the Financial Statements delivered pursuant to Section 4.09 as represented and warranted in such Section.

                  6.07 Certain Restrictions. Unless otherwise consented to in writing by Atmos or expressly permitted in the Disclosure Schedule, the Shareholders will cause the Company and the Subsidiaries to refrain from:

                  (a) amending the certificates or articles of incorporation or bylaws (or other comparable corporate charter documents) of the Company and the Subsidiaries or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of the Company and the Subsidiaries;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (c) (i) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned, directly or indirectly, by the Company, or (ii) directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned, directly or indirectly, by the Company; provided that the Company may continue to pay quarterly cash dividends (which dividends are payable in arrears following the end of each fiscal quarter) consistent with past practice at the rate of $500,000 with respect to each fiscal quarter (or with respect to the Company's first fiscal quarter, $700,000);

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any material Assets and Properties, other than (i) as contemplated by the Budget or (ii) in the ordinary course of business consistent with past practices provided Atmos has consented thereto in writing, which consent shall not be unreasonably withheld or delayed; provided that the Company may continue to conduct negotiations in connection with, enter into agreements with respect to, and proceed with construction of, a pipeline intended to expand the Company's supply capabilities into the Tupelo, Mississippi market, so long as all expenditures in connection with such pipeline do not exceed $20,000,000 in the aggregate for the life of the project (the "Tupelo Pipeline") and are consistent with the Company's original estimates of capital expenditures for the project previously provided to Atmos; and provided further that the Company may dispose of its one-third interest in a King Air twin-engine turboprop C90 airplane, whether in the form of a dividend to shareholders or any other means, on terms customary therefor that are not adverse to the Company in any material respect, and regardless of the consideration received therefor;

                  (e) other than in the ordinary course of business consistent with past practice, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any material Contract or License; provided (i) that the Company and the Subsidiaries may enter into, modify, amend or terminate any material Contract or License relating to gas supply, pipeline transportation and storage as long as
(A) such Contract or License (1) with respect to gas supply, ensures a reasonably adequate supply of gas for ongoing operations on commercially reasonable terms, (2) with respect to transportation, ensures that the Company will have a reasonably proper amount of transportation capacity on commercially reasonable terms, and (3) with respect to storage, provides that the Company's gas storage facilities are supplied with a reasonable amount of gas on commercially reasonable terms, considering the time of year such facilities are to be utilized, and (B) such Contract or License does not result in the Company having outstanding hedge positions at any time that are speculative or inconsistent with (1) any applicable MPSC order in effect or (2) any existing Company policy, and (ii) the Company may enter into Contracts with blanket contractors and construction contractors to the extent required to effect the capital expenditures contemplated by the Budget consistent with past practice; provided further that the Company and the Subsidiaries may not enter into any such Contract or License for a term greater than one year or extend the term of any such Contract or License for more than one year;

                  (f) (i) voluntarily incurring Indebtedness; provided that the Company and the Subsidiaries may incur Indebtedness that does not provide for any prepayment penalty and which is incurred (A) in the ordinary course of business consistent with past practice to finance working capital, or (B) as reasonably required to finance the expenditures contemplated by the Budget, including all expenditures in connection with the Tupelo Pipeline or (ii) other than in the ordinary course of business consistent with past practice, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness in an aggregate principal amount exceeding $100,000 (in either case other than Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

                  (g) engaging with any Person in any merger or other business combination;

                  (h) other than as contemplated by the Budget, making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $1,000,000, except as may be required by Law or deemed necessary in the exercise of Good Utility Practice;

                  (i) except to the extent required by applicable Law or GAAP, making any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

                  (j) making any change in its fiscal year;

                  (k) engaging in any activities which would cause a change in its status, or that of its Subsidiaries, under PUHCA, including any action or inaction that would cause the prior approval of the SEC under PUHCA to be required for the consummation of the transactions contemplated hereby;

                  (l) enter into any new line of business or expand any immaterial line of business as of the date hereof beyond the activities required by Contracts in existence as of the date hereof;

                  (m) agreeing or consenting to any material agreements or modifications of material existing agreements with any Government or Regulatory Authority, including its rate agreement with the MPSC (including its allowed rate of return, purchased gas adjustments or weather normalization adjustments), in respect of the operations of their businesses, it being acknowledged and agreed that the Company's allowed rate of return, which is determined using an agreed-upon formula, may fluctuate as a result of the application of such formula;

                  (n) other than a settlement with respect to the Clarksdale Lawsuit in an amount not to exceed the Clarksdale Settlement Amount and on non-monetary terms that could not be reasonably expected to be materially adverse to the Company, settling any Action or Proceeding, or any claim that might give rise to any Action or Proceeding, except to the extent such settlements are covered by insurance (less a deductible not exceeding $250,000 as to any occurrence (within the meaning of the applicable insurance policy)) and on terms that could not be reasonably expected to be materially adverse to the continuing insurance coverage and risk management strategy of the Company and the Subsidiaries;

                  (o) taking any action that is reasonably expected to cause the representations and warranties of the Shareholders in Article IV not to be true and correct on and as of the Closing Date, except as expressly contemplated by any of the foregoing; or

                  (p) entering into any Contract to do or engage in any of the foregoing.

                  6.08 Employee Matters.

                  (a) Except as may be required by Law or as expressly permitted in the Disclosure Schedule, the Shareholders will cause the Company and the Subsidiaries to refrain from:

                           (i) making any increase in the salary, wages or other compensation of any officer or employee of the Company or any Subsidiary, other than increases which are consistent with the prior practice and policy of the Company;

                           (ii) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending or modifying (in any material respect) or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement; provided that the foregoing is not intended to restrict the Company's ability to hire and terminate employees in the ordinary course of business consistent with past practice; or

                           (iii) except as consistent with the prior practices and policies of the Company, establishing or modifying any (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement, except for published salary information.

                  (b) The Shareholders and the Company will, and will cause the Subsidiaries to, administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Shareholders will promptly notify Atmos in writing of any receipt by Shareholders, the Company or any Subsidiary (and furnish Atmos with copies) of any notice of investigation or administrative proceeding by the IRS, DOL, PBGC or other Person involving any Benefit Plan, or any notice by the Company or any Subsidiary to the IRS or the DOL regarding any voluntary compliance procedures with respect to any Benefit Plan.

                  (c) The Shareholders and the Company will cause the Company's Gratuitous Pay Plan to be terminated prior to Closing and shall pay to or for the benefit of those employees with 10 or more years of continuous service with the Company at termination of the Plan, an amount equal to the severance benefits those employees would have been entitled to receive if they had terminated employment at the termination of such Plan.

                  6.09 Notification of Certain Matters. The Shareholders and the Company shall give prompt notice to Atmos of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of the Shareholders or the Company materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.10 Certain Prohibited Sales. Prior to the Closing Date, neither the Shareholders nor the Company, or any Person acting on their behalf or for their benefit, shall offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Atmos Common Stock or securities convertible into or exchangeable or exercisable for any Atmos Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Atmos Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Atmos Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

                  6.11 Certain Tax Matters. The Shareholders and the Company shall not take or fail to take any action that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code. The Company shall use its best efforts to execute and deliver at Closing the certificate substantially in the form attached hereto as Exhibit G, and such other representations as reasonably requested by counsel to the Company or Atmos, at such time or times as reasonably requested by such legal counsel in connection with their delivery of the opinions referred to in Sections 1.01(b)(i) and (ii). Prior to the Effective Time, none of Company, the Subsidiaries, nor the Shareholders shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in Exhibits G or H and such other representations as so requested.

                  6.12 Note Purchase Agreements. For each Contract set forth in
Section 4.17(a)(iv)(1) of the Disclosure Schedule, the Shareholders and the Company will use commercially reasonable efforts to cooperate with Atmos in obtaining an irrevocable waiver of the debt limitation restrictions provided therein on terms reasonably acceptable to Atmos.

                  6.13 Fulfillment of Conditions. The Shareholders and the Company will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Atmos contained in this Agreement and will not, and will not permit any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. Nothing contained in this Section 6.13 shall require the Shareholders or the Company to institute or defend any Action or Proceeding, make any material payment or incur any economic burden, dispose of any material asset or business or suffer any material detriment, including any change in the applicable rates or tariffs of the business of the Company or the imposition of any other materially adverse term or condition on the business or the Assets and Properties of the Company and the Subsidiaries.

                                   ARTICLE VII
                               COVENANTS OF ATMOS

                  Atmos covenants and agrees with the Shareholders and any Permitted Transferees that, at all times from and after the date hereof, Atmos will comply with all covenants and provisions of this Article VII, except to the extent the Shareholders and the Company may otherwise consent in writing.

                  7.01 Regulatory and Other Approvals. Atmos will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Atmos to consummate the transactions contemplated hereby, including those described in Schedules 5.03 and 5.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Shareholders, the Company and the Subsidiaries in connection with the performance of their obligations under Sections 6.01 and 6.02. Atmos will provide prompt notification to the Shareholders when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Shareholders of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  7.02 HSR Filings. In addition to and without limiting Atmos's covenants contained in Section 7.01, Atmos will (i) take promptly all actions necessary to make the filings required of Atmos or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Atmos or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with the Shareholders in connection with the Shareholders' or the Company's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  7.03 Investigation by Shareholders. Atmos will (a) provide the Shareholders and their Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Atmos and its subsidiaries and their Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of Atmos and its subsidiaries, and
(b) furnish the Shareholders and such other Persons with all such information and data concerning the business operations of Atmos and its subsidiaries as the Shareholders or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Atmos or any of its subsidiaries or by which any of their respective Assets and Properties is bound.

                  7.04 Employees, Compensation and Benefits.

                  (a) Atmos, in its sole discretion, shall determine the job titles and duties of all of the employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Assumed Employees") and, except as otherwise required by any collective bargaining agreement, shall provide compensation and employee benefits to such Assumed Employees which are comparable to the compensation and employee benefits provided to all other non-union employees of Atmos.

                  (b) Any Assumed Employee who continues his or her employment with Atmos and who was a participant in a Benefit Plan and any former employee of the Company or any Subsidiary and who was a participant in a Benefit Plan may continue to participate in such Benefit Plan so long as such Plan is maintained by Atmos or one of its subsidiaries; provided, however, that Atmos, in its sole discretion, shall have the right, subject to the terms of any applicable collective bargaining agreement, to merge or terminate any such Benefit Plan and to transfer such Assumed Employees or former employees to another employee plan or program which is maintained by Atmos or one of its subsidiaries.

                  (c) Atmos shall credit all Assumed Employees (i) with their period of employment with the Company or any of the Subsidiaries for eligibility, participation and vesting (but not benefit accrual) purposes in any employee plan or program maintained by Atmos or one of its subsidiaries and for which such employees are eligible and (ii) for any co-payments and deductibles paid during the current plan year and prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the Closing Date and during the current plan year of such welfare plans (it being understood that Assumed Employees who continue to be covered under any Benefit Plan shall not, during the period of such coverage, be eligible to participate in any other employee plan or program which provides the same or similar benefits and which is maintained by Atmos or one of its subsidiaries).

                  (d) Except as otherwise provided in this Section 7.04 and
Section 7.05, it is expressly understood by the parties hereto that Atmos makes no commitment for the maintenance and continuation after the Closing of any Benefit Plan or the provisions of any particular benefits for any Assumed Employee or former employee of the Company or any of its Subsidiaries.

                  7.05 Severance Policy and Other Agreements.

                  (a) Except as otherwise provided in Section 7.05(b), Atmos may, in its sole discretion, terminate any standard severance policy covering any Assumed Employees or former employees of the Company or any of the Subsidiaries; provided that Atmos shall make available severance benefits to such employees on a basis which is consistent with the past practice of Atmos in connection with acquisitions.

                  (b) Following the Closing Date, Atmos shall honor or cause to be honored all severance agreements and employment-related Contracts between the Company and its directors, officers or employees that are listed in Section 7.05 of the Disclosure Schedule.

                  7.06 Directors' and Officers' Indemnification and Insurance.

                  (a) From and after the Closing Date and until the sixth anniversary of the Closing Date and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Atmos shall, to the fullest extent permitted by Law and the Articles of Incorporation and Bylaws of Atmos as of the date hereof (but not in excess of the extent permitted by the certificates or articles of incorporation and the bylaws (or other comparable charter documents) of the Company and the Subsidiaries as of the date hereof), indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, a director or officer of the Company or any of the Subsidiaries (the "Indemnified Agents") against all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Closing Date) that is based on, or arises out of, the fact that such Indemnified Agent is or was a director or officer of the Company or any of its Subsidiaries and relates to or arises out of any action or omission occurring on or prior to the Closing Date ("Indemnified Liabilities"); provided that Atmos shall not be liable for any settlement of any claim effected without its written consent. Any Indemnified Agent wishing to claim indemnification under this Section 7.06, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Atmos, but the failure so to notify Atmos shall not relieve Atmos from any liability which it may have under this paragraph except to the extent such failure prejudices Atmos. The Indemnified Agents as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Agents, in which case the Indemnified Agents may retain more than one law firm.

                  (b) Atmos shall, until the sixth anniversary of the Closing Date and (if required for coverage thereof) for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and the Subsidiaries as of the date hereof ($25,000,000 in coverage with a $100,000 deductible), or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties, with respect to claims arising from facts or events that occurred on or prior to the Closing Date; provided that in no event shall Atmos be obligated to expend in order to maintain or procure insurance coverage pursuant to this Section 7.06(b) any amount per annum in excess of 150% of the aggregate premiums payable by the Company and the Subsidiaries in 2000 (on an annualized basis) for such purpose.

                  7.07 Listing of Stock. Atmos shall use commercially reasonably efforts to cause the Atmos Shares to be listed, upon official notice of issuance, on each national securities exchange on which the Atmos Common Stock is traded, on or prior to the Closing Date.

                  7.08 Certain Tax Matters. Atmos shall not take or fail to take any action that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code. Atmos shall use its best efforts to execute and deliver at Closing the certificate substantially in the form attached hereto as Exhibit H, and such other representations as reasonably requested by counsel to the Company or Atmos, at such time or times as reasonably requested by such legal counsel in connection with their delivery of the opinions referred to in Sections 1.01(b)(i) and (ii). Prior to the Effective Time, Atmos shall not take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in Exhibits G or H and such other representations as so requested.

                  7.09 Fulfillment of Conditions. Atmos will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. Nothing contained in Section 7.01 or 7.02 or in this Section 7.09 shall require Atmos or any of its subsidiaries to institute or defend any Action or Proceeding, make any material payment or incur any economic burden, dispose of any material asset or business or suffer any material detriment, including any change in the applicable rates or tariffs of its business or the business of the Company and the Subsidiaries or the imposition of any other materially adverse term or condition on the business or the Assets or Properties of Atmos or its subsidiaries or the Company or the Subsidiaries.

                  7.10 Environmental Due Diligence.

                  (a) All environmental due diligence (including employee interviews and sampling of any media or wastewater) conducted by Atmos shall be conducted in accordance with this Section 7.10. All activities of Atmos regarding environmental due diligence shall be conducted to minimize any inconvenience or interruption of the business of the Company and the Subsidiaries.

                  (b) Atmos shall provide to the Shareholders or to the Shareholders' counsel, copies of all reports, assessments and other information composed or compiled by Atmos or Atmos's environmental consultant(s) promptly following Atmos's receipt thereof. Atmos shall treat all such information delivered to, or composed or compiled by, Atmos or Atmos's environmental consultant(s) as Environmental Data in accordance with the procedures of this
Section 7.10.

                  (c) Prior to the Closing, neither Atmos nor its environmental consultant(s) shall disclose or release any audits, reports and studies delivered to or prepared by Atmos and any other information collected and generated as a result of Atmos's environmental due diligence ("Environmental Data") without the prior written consent of the Shareholders and all such information shall be kept strictly confidential. Atmos expressly agrees that until the Closing, it will not distribute the Environmental Data to any third party without the Shareholders' prior written consent.

                  (d) Atmos may retain one or more outside environmental consultants to assist in its environmental due diligence concerning the Assets and Properties of the Company and the Subsidiaries and shall notify the Shareholders of the environmental consultant or consultants Atmos intends to retain. Thereafter, the Shareholders shall have five Business Days after receipt of such notification to notify Atmos in writing of the Shareholders' objection (which must be based upon reasonable grounds) and substantiate the basis for that objection. If Shareholders do not so object within such five Business Day period, the Shareholders shall be deemed to have consented to Atmos's selection.

                  (e) Atmos may conduct, at its sole expense, Phase I "environmental assessment activities" (within the meaning of the applicable ASTM standards) with respect to the Assets and Properties of the Company and the Subsidiaries, and upon reasonable advance notice shall be afforded access to existing environmental reports in the possession of the Shareholders, the Company or any Subsidiary, relevant correspondence, permits issued under Environmental Laws and related materials regarding the Assets and Properties of the Company and the Subsidiaries and all other Phase I activities as set forth in the ASTM protocol regarding Phase I assessments. Any permitted Phase I environmental assessment activities shall not include any sampling or intrusive testing. All Phase I environmental assessment activities shall be conducted in accordance with ASTM standards regarding Phase I assessments. Upon completion of such Phase I assessment activities, Atmos's environmental consultant(s) may prepare and deliver to Atmos a written report with respect thereto (consistent with the procedures and standards set forth in this Section 7.10.

                  (f) Prior to Closing, Atmos may not conduct any Phase II environmental assessment activities with respect to the Assets and Properties of the Company and the Subsidiaries (including the taking and analysis of soil, surface water and groundwater samples, testing of buildings, drilling wells, taking soil borings and excavating) without the prior written consent of the Shareholders, which consent may be withheld, conditioned or delayed by the Shareholders in their sole discretion.

                  (g) Atmos may conduct, at its sole expense, asbestos survey activities with respect to the Assets and Properties of the Company and the Subsidiaries, including reviewing existing reports, correspondence and other related documents, inspecting individual sites and collecting samples of suspected asbestos-containing materials; provided that such sampling activities do not adversely affect property value, appearance or integrity and such sampling locations are repaired and restored to substantially their original condition. These asbestos survey activities shall be conducted in accordance with the provisions of Section 7.10(e).

                  (h) Notwithstanding the foregoing, if prior to Closing the Shareholders, the Company or any Subsidiary receives notice of any Action or Proceeding, pending or threatened, arising under Environmental Laws or if any of the Shareholders or the Company otherwise acquires knowledge that is reasonably likely to require a change to the Disclosure Schedule, the Shareholders promptly shall notify Atmos of the same and Atmos may request that the Shareholders authorize Atmos to conduct specific additional environmental due diligence measures if and to the extent that such measures are required to determine the extent of any potential environmental liability relating thereto. Such authorization shall not be unreasonably withheld, conditioned or delayed by the Shareholders. Any such additional environmental due diligence shall be conducted at Atmos's sole expense.

                  (i) Atmos hereby agrees to indemnify and hold harmless the Shareholders, the Shareholders' Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses with respect to personal injury or property damage arising out of or in connection with any site visit by Atmos or its environmental consultant(s) and resulting from an act or omission of Atmos or its environmental consultant(s), including any breach of this Agreement, in the course of its environmental inspections.

                  7.11 Note Purchase Agreements. In the event that the Shareholders and the Company are unable to obtain, for any Contract set forth in
Section 4.17(a)(iv)(1) of the Disclosure Schedule, an irrevocable waiver of the debt limitation restrictions provided therein on terms reasonably acceptable to Atmos, then Atmos shall, on the Closing Date, repay in full the indebtedness issued pursuant thereto in accordance with the terms thereof.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF ATMOS

                  The obligation of Atmos under this Agreement to effect the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Atmos in its sole discretion):

                  8.01 Representations and Warranties. (a) The representations and warranties made by Shareholders in this Agreement shall be true and correct in all material respects as of the date hereof; (b) the representations and warranties made by Shareholders in Sections 4.10 and 4.13 shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date; and (c) the representations and warranties made by Shareholders in this Agreement (other than Sections 4.10 and 4.13) shall be true and correct (without regard to any materiality limitations or qualifications set forth therein) on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any failure of such representations and warranties to be true and correct on account of actions, events or conditions arising after the date hereof, individually or in the aggregate, could not reasonably be expected to be materially adverse to the Business or Condition of the Company or to the Shareholders' ability to consummate the transactions contemplated hereby; provided that the truth and correctness of representations and warranties made as of a specified date earlier than the date hereof shall be determined only on and as of such earlier date; provided further that the condition provided in clause (a) above with respect to any representation and warranty shall be deemed satisfied if such representation and warranty is true and correct in all material respects as of the Closing Date.

                  8.02 Performance. Shareholders and the Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Shareholders and the Company at or before the Closing.

                  8.03 Bring-Down Certificates. Each Shareholder and the Company shall have delivered to Atmos a certificate, dated the Closing Date and executed in its name and on its behalf by a duly authorized representative, certifying as to the compliance by it with Sections 8.01 and 8.02.

                  8.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal or providing for damages or other relief in respect of the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened in writing any Action or Proceeding by any Governmental or Regulatory Authority seeking any such Order.

                  8.05 Regulatory Consents and Approvals. The MPSC shall have issued an Order approving the transactions contemplated hereby; such Order shall not contain any restrictions, conditions or other provisions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the business of the Company and the Subsidiaries in existence as of the date hereof be continued following the Closing) that are materially adverse to the conduct of the business of the Company and the Subsidiaries as operated on the date hereof; the other terms and conditions of such Order shall not be materially adverse to Atmos; and such Order shall have become final. In addition, all consents, approvals and actions of, filings with and notices to any other Governmental or Regulatory Authority necessary to permit Atmos, the Company and Shareholders to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given on terms not materially adverse to Atmos and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

                  8.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Schedule 8.06 hereto shall have been obtained and shall be in full force and effect.

                  8.07 Certificates. Shareholders shall have delivered the certificates representing the Company Shares as contemplated in Section 3.01.

                  8.08 Resignations of Directors. The members of the boards of directors of the Subsidiaries shall have tendered, effective at the Closing, their resignations as such directors.

                  8.09 Escrow Agreement. Each of the Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                  8.10 Standstill Agreement. Each of the Shareholders shall have executed and delivered the Standstill Agreement substantially in the form of Exhibit B hereto.

                  8.11 Releases. The Shareholders shall have delivered the Releases of the Company and the Subsidiaries substantially in the form of Exhibit C hereto.

                  8.12 Closing Opinions. The Shareholders shall have delivered to Atmos the opinions of Milbank, Tweed, Hadley & McCloy LLP, Forman Perry Watkins Krutz & Tardy, PLLC, and their respective counsel substantially to the effect set forth on Exhibits D-1, D-2, D-3 and D-4, respectively.

                                   ARTICLE IX
            CONDITIONS TO OBLIGATIONS OF SHAREHOLDERs AND THE COMPANY

                  The obligation of each of the Shareholders and the Company under this Agreement to effect the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Shareholders and the Company in their sole discretion):

                  9.01 Representations and Warranties. The representations and warranties made by Atmos in this Agreement (a) shall be true and correct in all material respects as of the date hereof and (b) shall be true and correct (without regard to any materiality limitations or qualifications set forth herein) on and as of the Closing Date as though made on and as of the

Closing Date, except to the extent that any failure of such representations and warranties to be true and correct on account of actions, events, or conditions arising after the date hereof, individually or in the aggregate, could not reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Atmos and its subsidiaries taken as a whole or to Atmos's ability to consummate the transactions contemplated hereby; provided that the truth and correctness of representations and warranties made as of a specified date earlier than the date hereof shall be determined only on and as of such earlier date; provided further that the condition provided in clause (a) above with respect to any representation and warranty shall be deemed satisfied if such representation and warranty is true and correct in all material respects as of the Closing Date.

                  9.02 Performance. Atmos shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Atmos at or before the Closing.

                  9.03 Bring-Down Certificate. Atmos shall have delivered to Shareholders a certificate, dated the Closing Date and executed in the name and on behalf of Atmos by a duly authorized officer, certifying as to the compliance by it with Sections 9.01 and 9.02.

                  9.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal or providing for damages or other relief in respect of the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened in writing any Action or Proceeding by any governmental or Regulatory Authority seeking any such Order.

                  9.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any other Governmental or Regulatory Authority necessary to permit Shareholders, the Company and Atmos to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

                  9.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Schedule 9.06 shall have been obtained and shall be in full force and effect.

                  9.07 Escrow Agreement. Atmos and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

                  9.08 Registration Rights Agreement. Atmos shall have executed and delivered the Registration Rights Agreement substantially in the form of Exhibit E hereto.

                  9.09 Closing Opinions. Atmos shall have delivered to the Shareholders the opinions of Gibson, Dunn & Crutcher LLP and Hunton & Williams substantially to the effect set forth on Exhibits F-1 and F-2, respectively.

                  9.10 Listing. The Atmos Shares shall have been duly authorized for listing on the New York Stock Exchange (and any other national securities exchange on which the Atmos Common Stock is then listed), subject to official notice of issuance.

                                    ARTICLE X
                       SURVIVAL; NO OTHER REPRESENTATIONS

                  10.01 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties contained in this Agreement will survive the Closing and any investigation by the parties hereto for a period of one year from the Closing Date. Except as provided in the following sentence, the covenants and agreements of the parties hereto contained in this Agreement will survive the Closing and any investigation of the parties hereto without time limit. The covenants and agreements of the Shareholders and the Company contained in Article VI (other than Section 6.11) and of Atmos contained in
Article VII (other than Sections 7.04, 7.05, 7.06, 7.08 and 7.10(i)) will survive the Closing for a period of one year from the Closing Date. Notwithstanding anything in this Section 10.01 to the contrary, any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Section 10.01 will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under Article XI on or prior to such termination date (but only with respect to the claim that is the subject of such Claim Notice or Indemnity Notice), until the related claim for indemnification has been satisfied or otherwise resolved as provided in
Article XI.

                  10.02 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that neither the Shareholders nor Atmos is making any representation or warranty whatsoever, express or implied, at law or in equity, whether under contract, tort or other applicable Law, (a) in respect of the Company, the Subsidiaries, or any of their respective Assets and Properties, liabilities or operations, in the case of Shareholders, or (b) in respect of Atmos and its subsidiaries, or any of their respective Assets and Properties, liabilities, or operations, in the case of Atmos, except those representations and warranties contained in this Agreement. Atmos acknowledges that to the extent the transactions contemplated herein are construed as the transfer of Assets and Properties of the Company and its Subsidiaries, such transfer of Assets and Properties is with no warranty whatsoever, whether express or implied, other than as expressed in Article IV, the Disclosure Schedule or in any certificate or agreement delivered pursuant to this Agreement, including those pertaining to habitability, merchantability or fitness for a particular purpose, as well as any warranty against apparent or latent defects of any type. In addition, neither the Shareholders nor Atmos make any representation or warranty with respect to (i) the information set forth in the confidential offering memorandum dated October, 2000, or (ii) any financial projection or forecast.

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.01 Indemnification.

                  (a) Subject to Section 11.01(c) and the other Sections of this
Article XI, the Shareholders shall, jointly and severally, indemnify Atmos and its directors, officers, employees, stockholders and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the following:

                           (i) any breach or inaccuracy of any representation or warranty or any nonfulfillment of or failure to perform any covenant or agreement on the part of Shareholders or the Company contained in this Agreement;

                           (ii) the Clarksdale Lawsuit to the extent that such Losses exceed the sum of the Clarksdale Settlement Amount plus any adjustment in the Merger Consideration in respect thereof pursuant to
         Section 2.02; and

                           (iii) the Flash Fire / Explosion Claims for occurrences (within the meaning of the Company's insurance policies listed in the Disclosure Schedule) of injury to persons or property prior to the Closing Date to the extent the Losses therefrom are not funded with proceeds from the Company's insurance policies listed in the Disclosure Schedule or any Replacement Policy and which exceed $250,000 per occurrence plus any adjustment in the Merger Consideration in respect thereof pursuant to Section 2.02.

                  (b) Subject to Section 11.01(c) and the other Sections of this
Article XI, Atmos shall indemnify each of the Shareholders and Permitted Transferees and their respective directors, officers, employees, fiduciaries, stockholders and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach or inaccuracy of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Atmos contained in this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under Section 11.01 (a)(i) or (b):

                           (i) in the case of any claim for a Loss in respect of a breach or inaccuracy of any representation or warranty (other than a representation or warranty contained in Section 4.10), unless, until and then only to the extent that the Indemnified Party has suffered, incurred, sustained or become subject to aggregate Losses in respect of all breaches or inaccuracies of such representations and warranties in excess of $1,000,000; or

                           (ii) unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, prior to the applicable Cut-off Date, if any.

                  11.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than any of the Shareholders or Atmos or any of their respective Affiliates (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party and the failure to do so shall not relieve the Indemnifying Party of its obligations in respect thereof except to the extent it is materially harmed thereby. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (i) If the Indemnifying Party notifies the
         Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (without the consent of the Indemnified Party if a full release is obtained by the Indemnified Party and all amounts payable in the settlement are paid by the Indemnifying Party, but only with the consent of the Indemnified Party in any other case, including the case of any settlement that provides for any relief other than the payment of monetary damages). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01 with respect to such Third Party Claim or the proceedings are not being diligently prosecuted by the Indemnifying Party.

                           (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (without the consent of the Indemnifying Party, unless the Indemnifying Party confirms in writing its obligation to indemnify the Indemnified Parties for such Claim, in which case the consent of the Indemnifying Party shall be required but shall not be unreasonably withheld or delayed). The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
         (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                           (iii) If the Indemnifying Party notifies the
         Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section
         11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, either party may seek a resolution of such dispute by litigation in a court of competent jurisdiction.

                           (iv) Notwithstanding the foregoing, the Shareholders shall not have the right to defend any Flash Fire / Explosion Claim, except as to any issue of any extent of the Company's insurance coverage in respect thereof.

                  (b) In the event any Indemnified Party should have a claim under Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party, and the failure to do so shall not relieve the Indemnifying Party of its obligations in respect thereof except to the extent it is materially harmed thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, either party may seek a resolution of such dispute by litigation in a court of competent jurisdiction.

                  (c) In the event of any claim for indemnity under Section 11.01(a), Atmos agrees to give each Shareholder and their respective Representatives reasonable access to the Books and Records and employees of the Company and the Subsidiaries in connection with the matters for which indemnification is sought to the extent such Shareholder and its Representatives reasonably deem necessary in connection with its rights and obligations under this Article XI.

                  11.03 Method of Calculating Losses. For the purposes of this
Article XI, once a determination has been made that a specific breach of a representation, warranty, covenant or agreement has occurred for purposes of the indemnification obligation hereunder, the calculation of Losses with respect to such specific breach shall be made without regard to any other limitation or qualification as to materiality set forth in such representation, warranty, covenant or agreement. All indemnification payments under this Article XI shall be deemed adjustments to the Merger Consideration.

                  11.04 Exclusivity. After the Closing, the indemnities set forth in this Article XI shall be the exclusive remedies of Atmos, the Shareholders, any Permitted Transferees and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, except in the case of fraud. Notwithstanding anything to the contrary in this Agreement, after the Closing:

                  (a) any liability of the Shareholders to indemnify any Indemnified Party pursuant to Section 11.01(a)(i) in respect of any representation or warranty other than a representation and warranty contained in
Section 4.04 or 4.10 (or in any certificate to the extent such representation and warranty is repeated as of the Closing Date) or any covenant or agreement to be performed prior to the Closing Date shall be limited to $20,000,000 in the aggregate; and

                  (b) any liability of Atmos to indemnify the Indemnified Parties pursuant to Section 11.01(b) in respect of any representation and warranty other than a representation and warranty contained in Section 5.06 (or in any certificate to the extent such representation and warranty is repeated as the Closing Date) or any covenant or agreement to be performed prior to the Closing Date shall be limited to $20,000,000 in the aggregate.

No Person who was an officer, director or stockholder of the Company prior to the Closing or of Atmos shall have any liability to make any payment in respect of any breach of any representation or warranty or non-performance of any covenant contained in this Article XI, except for the Shareholders' indemnification obligations under this Article XI.

                  11.05 No Punitive Damages. Anything herein to the contrary notwithstanding, no party shall be liable under this Agreement or with respect to the transactions contemplated hereby for any punitive or exemplary damages.

                  11.06 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE XI SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION.

                                   ARTICLE XII
                                   TERMINATION

                  12.01 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned:

                  (a) at any time before the Effective Time, by mutual written agreement of the Shareholders, the Company and Atmos;

                  (b) at any time before the Effective Time, by the Shareholders or Atmos, in the event that any Law or any final, nonappealable Order becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification of the non-terminating party by the terminating party;

                  (c) by Atmos, upon and during the continuation of a breach in any material respect of any of the representations and warranties of the Shareholders contained in this Agreement or in the failure by the Shareholders to perform and comply in any material respect with any of the covenants and agreements required by this Agreement to be performed or complied with by the Shareholders, provided that such breach or failure is not cured by the Shareholders in a manner reasonably acceptable to Atmos within 60 days of the Shareholders' receipt of a written notice from Atmos that such a breach or failure has occurred;

                  (d) by the Shareholders, upon and during the continuation of a breach in any material respect of any of the representations and warranties of Atmos contained in this Agreement or the failure by Atmos to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Atmos, provided that such breach or failure is not cured by Atmos in a manner reasonably acceptable to the Shareholders within 60 days of Atmos's receipt of a written notice from the Shareholders that such a breach or failure has occurred;

                  (e) by the Shareholders or Atmos, as appropriate, if any Governmental or Regulatory Authority or other Person whose approval or consent is required to fulfill a condition precedent to Closing set forth in Sections
8.05 or 8.06 (with respect to Atmos) or in Sections 9.05 or 9.06 (with respect to the Shareholders) has issued any final, nonappealable Order denying such approval or consent or containing terms or conditions (or, if such approval or consent has been obtained, containing terms or conditions) that, in the reasonable business judgment of Atmos or the Shareholders, as appropriate, will result in a condition precedent to Closing set forth in Section 8.05 or 8.06 (with respect to Atmos) or in Section 9.05 or 9.06 (with respect to the Shareholders) not being satisfied;

                  (f) at any time after September 30, 2002 by the Shareholders or Atmos upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; provided that if the Closing has not occurred by such date because the conditions provided in Sections 8.05 and 9.05 have not been fulfilled, such date shall be automatically extended to December 31, 2002; or

                  (g) by the Shareholders, if the Average Price is less than the Stock Value; provided that the Shareholders deliver to Atmos written notice of the Shareholders' election to terminate this Agreement pursuant to this Section 12.01(g) at least three trading days prior to the Closing Date, and Atmos does not elect, by delivering written notice to the Shareholders prior to the Closing Date, to include in the Merger Consideration additional consideration ("Additional Consideration"), payable at the sole discretion of Atmos in cash or shares of Atmos Common Stock, or any combination thereof, such that the sum of
(i) the aggregate amount of cash paid by

Atmos pursuant to Section 2.01(c) and this Section 12.01(g) and (ii) the product of (A) the aggregate number of shares of Atmos Common Stock to be issued to the Shareholders pursuant to Section 2.01(c) and this Section 12.01(g) and (B) the Average Price shall be equal to the Merger Consideration.

                  12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Shareholders or Atmos (or any of their respective officers, directors, employees, agents or other representatives or Affiliates) under this Agreement or in connection with the transactions contemplated hereby, except that the provision with respect to expenses in Section 14.03 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 12.01(c) or (d), the parties will remain liable for any willful breach of this Agreement existing at the time of such termination, and any party damaged thereby may seek such remedies, including damages and reasonable fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                  ARTICLE XIII
                                   DEFINITIONS

                  13.01 Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company or any Subsidiary is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "Additional Consideration" has the meaning ascribed to it in
Section 12.01(g).

                  "Adjustments" has the meaning ascribed to it in Section 2.02.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10% or more of the equity securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Agreement and Plan of Merger and Reorganization and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 8.03 and 9.03, as the same shall be amended from time to time.

                  "Articles of Merger" has the meaning ascribed to it in Section 1.03(a)(iii).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

                  "Assumed Employees" has the meaning ascribed to it in Section 7.04(a).

                  "Atmos" has the meaning ascribed to it in the forepart of this Agreement.

                  "Atmos Common Stock" has the meaning ascribed to it in Section 2.01(c).

                  "Atmos Financial Statements" has the meaning ascribed to it in
Section 5.07(b).

                  "Atmos SEC Reports" has the meaning ascribed to it in Section 5.07(a).

                  "Atmos Shares" has the meaning ascribed to it in Section 2.01(c).

                  "Average Price" has the meaning ascribed to it in Section 2.01(c).

                  "Benefit Plan" means any Plan established by the Company or any Subsidiary, or any predecessor or ERISA Affiliate of any of the foregoing, existing at the Closing Date or at any time within the five year period prior thereto, to which the Company or any Subsidiary contributes, has contributed, is obligated to contribute or otherwise has any liability, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, operating data and plans and environmental studies and plans.

                  "Budget" means, for the fiscal year ending September 30, 2001, the Capital Expenditure Budget of the Company (a copy of which has been provided to Atmos), and for any fiscal year thereafter, the Capital Expenditure Budget of the Company for that year as approved by its Board of Directors; provided, that if such budget exceeds $21,000,000 (exclusive of costs relating to the Tupelo Pipeline), or contains any category of material expenditures not in the Budget as of the date hereof the Company shall first obtain the consent of Atmos with respect to such budget, which consent shall not be unreasonably withheld or delayed.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Mississippi, New York or Texas are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, assets, liabilities, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

                  "Cash Amount" has the meaning ascribed to it in Section
2.01(c).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided by 40 C.F.R. Section 300.5.

                  "Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "Clarksdale Lawsuit" has the meaning ascribed to it in Section 2.02(b).

                  "Clarksdale Settlement Amount" means that amount designated as the Maximum Settlement Amount in the Letter Agreement, entered into as of the date hereof by and among Atmos, the Company and the Shareholders, with respect to the Clarksdale Lawsuit.

                  "CLAT" has the meaning ascribed to it in Section 3.01(a)(v).

                  "Closing" has the meaning ascribed to it in Section 1.02.

                  "Closing Date" means (a) the last Business Day of the month in which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 8.05 and
8.06 and Sections 9.05 and 9.06 has been obtained, made or given or has expired, as applicable, or (b) such other date as Atmos and the Shareholders mutually agree upon in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Common Stock" means the common stock, par value $5.00 per share, of the Company.

                  "Company Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Constituent Corporations" has the meaning ascribed to it in
Section 1.01(a).

                  "Contract" means any agreement, contract, obligation, promise, undertaking, lease, License, evidence of Indebtedness, mortgage, indenture, security agreement or other agreement, whether written or oral, that is legally binding.

                  "Cut-off Date" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date, if any, on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 10.01.

                  "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                  "Delivery Time" has the meaning ascribed to it in Section
2.03.

                  "Disclosure Schedule" means the schedule of disclosures delivered to Atmos by the Shareholders herewith and dated as of the date hereof, containing exceptions to, and other disclosures called for by, the representations and warranties set forth in Article IV. The statements contained in the Disclosure Schedule shall be arranged to correspond to the sections to which they relate and shall themselves be deemed the joint and several representations and warranties of the Shareholders.

                  "Dispute Period" means the period ending 60 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "DOL" means the United States Department of Labor.

                  "Effective Time" has the meaning ascribed to it in Section
1.03.

                  "Environmental Data" has the meaning ascribed to it in Section 7.10(c).

                  "Environmental Law" means any Law or Order relating to the regulation or protection of the environment, natural resources or human health and safety, including CERCLA and laws relating to the Release or threatened Releases of Hazardous Materials (including into ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with any of the Shareholders or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

                  "Escrow Agent" has the meaning ascribed to it in Section 2.03.

                  "Escrow Agreement" has the meaning ascribed to it in Section 2.03.

                  "Escrow Funds" has the meaning ascribed to it in Section 2.03.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FERC" means the Federal Energy Regulatory Commission.

                  "Financial Statements" means the consolidated financial statements of the Company and its consolidated subsidiaries delivered to Atmos pursuant to Section 4.09 or 6.06.

                  "Flash Fire / Explosion Claims" has the meaning ascribed to it in Section 2.02(c).

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Good Utility Practice" means any of the applicable practices, methods and acts engaged in or approved by a Governmental or Regulatory Authority or by a significant portion of the industry within the Company's general geographic region and in which the Company and its Subsidiaries conduct their business and operations during the relevant time period which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost to the party being expected to apply Good Utility Practice, consistent with Law, good business practices and transmission and distribution reliability, safety and expedition. Good Utility Practice is intended to include practices, methods or acts generally accepted in the region in which the Company and its Subsidiaries conduct their business and operations, and is not intended to be limited to optimum practices, methods or acts to the exclusion of all others. Good Utility Practice does not include intentional disregard of contractual commitments, even if those commitments are uneconomic under current market conditions.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

                  "Hazardous Material" means (i) any petrochemical or petroleum products, oil, natural gas liquids, coal ash, flammable explosives, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous materials," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar import under any Environmental Law; and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Environmental Law. Notwithstanding the foregoing, Hazardous Material shall not include natural gas or propane.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) under interest rate swaps, and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person.

                  "Indemnified Agents" has the meaning ascribed to it in Section 7.06(a).

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 7.06(a).

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

                  "Indemnity Notice" means written notification pursuant to
Section 11.02(b) of a claim for indemnity under Article XI, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, know-how, trade secrets, confidential information, technical information, data, process technology, plans, drawings and blueprints, and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the

Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

                  "IRS" means the United States Internal Revenue Service.

                  "June 30, 2001 Balance Sheet" has the meaning ascribed to it in Section 4.09(a).

                  "Knowledge of Atmos" means the actual knowledge, after reasonable investigation, of the following individuals: John P. Reddy; Laurie M. Sherwood and Louis P. Gregory.

                  "Knowledge of Shareholders and the Company" means the actual knowledge, after reasonable investigation, of the following individuals: Matthew
L. Holleman, III, Sanford B. Novick, Hugh F. Langley and Richard W. Wise.

                  "Laws" means all laws, statutes, rules, regulations, ordinances, codes, common law and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, variances, certificates of authority, grants, authorizations, approvals, exceptions, registrations, franchises, tariffs, orders (including any rate, rate relief and rate adjustment orders) and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, restriction, imperfection of title or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all claims, damages, fines, penalties, deficiencies, liabilities, losses and expenses (including claims, interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) and diminution in value, whether or not involving a third party claim.

                  "MBCA" has the meaning ascribed to it in Section 1.01(a).

                  "Merger" has the meaning ascribed to it in the forepart of this Agreement.

                  "Merger Consideration" has the meaning ascribed to it in
Section 2.01(c).

                  "Mississippi Articles of Merger" has the meaning ascribed to it in Section 1.03(a)(i).

                  "Mississippi Secretary of State" has the meaning ascribed to it in Section 1.03(a)(i).

                  "MPSC" means the Public Service Commission of the State of Mississippi.

                  "NPL" means the National Priorities List under CERCLA.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien (other than any ERISA Lien) arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens are immaterial in amount, do not impair materially the value or the use of the Asset or Property subject thereto, and will not result in any absence, loss or reversion of, or inability to transfer title or any termination of the right of use thereof.

                  "Permitted Transferee" has the meaning ascribed to it in
Section 6.04.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereto.

                  "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Replacement Policy" means an insurance policy of the Company that replaces one or more insurance policies of the Company listed on the Disclosure Schedule; provided that such insurance policy shall satisfy the representations and warranties set forth in Section 4.19 and the covenants set forth in Section 6.05(e).

                  "Representatives" has the meaning ascribed to it in Section 6.03.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Share Amount" has the meaning ascribed to it in Section 2.01(c).

                  "Shareholder" has the meaning ascribed to it in the forepart of this Agreement.

                  "State Agencies" has the meaning ascribed to it in Section 1.03(a)(iii).

                  "Stock Value" has the meaning ascribed to it in Section
2.01(c).

                  "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in the Disclosure Schedule.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

                  "Surviving Corporation" has the meaning ascribed to it in
Section 1.01(a).

                  "System Property" has the meaning ascribed to it in Section 4.14(a).

                  "Tax" or "Taxes" means any federal, state, local, foreign, or other jurisdiction ad valorem, asset, capital, customs, documentary, duty, employment, estimated, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, social security, stamp, severance, transaction privilege, transfer, unemployment, use, withholding or workers compensation tax, or other assessments, charges, fees, imposts, levies, taxes imposed as a result of "self-dealing," "interested-party" or other prohibited transactions, or taxes of any kind whatever, together, in each instance, with any interest and penalties thereon and any additions to tax with respect thereto, including penalties for the failure to file any Tax Return, and any expenses incurred in connection with the determination, settlement or litigation of any Tax liabilities.

                  "Tax Return" means any return, declaration, report, claim for refund, information return, statement and other forms required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendments or supplements thereof.

                  "TBCA" has the meaning ascribed to it in Section 1.01(a).

                  "Texas Articles of Merger" has the meaning ascribed to it in
Section 1.03(a)(ii).

                  "Texas Secretary of State" has the meaning ascribed to it in
Section 1.03(a)(ii).

                  "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

                  "Total Issuable Shares" has the meaning ascribed to it in
Section 1.01(b)(iii).

                  "Total Payable Cash" has the meaning ascribed to it in Section 1.01(b)(iii).

                  "Total Stock Value" has the meaning ascribed to it in Section 1.01(b)(iii).

                  "Transfer Taxes" means all sales, use, transfer, real property transfer, reporting, gains, stock transfer and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

                  "Tupelo Pipeline" has the meaning ascribed to it in Section 6.07(d).

                  "Virginia Articles of Merger" has the meaning ascribed to it in Section 1.03(a)(iii).

                  "Virginia Commission" has the meaning ascribed to it in
Section 1.03(a)(iii).

                  "VSCA" has the meaning ascribed to it in Section 1.01(a).

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire

Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the word "including" and its derivatives means "including without limitation" and corresponding expressions. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days or trading days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Time is of the essence with respect to this Agreement.

                                   ARTICLE XIV
                                  MISCELLANEOUS

                  14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Atmos, to:

                  Atmos Energy Corporation
                  1800 Three Lincoln Centre
                  5430 LBJ Freeway
                  Dallas, TX 75240
                  Attn: Louis P. Gregory
                  Facsimile No.: (972) 855-3080


                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  2100 McKinney Avenue, Suite 1100
                  Dallas, TX 75201
                  Attn: Irwin F. Sentilles, III
                  Facsimile No.: (214) 698-3400


                  If to the Company, to:

                  Mississippi Valley Gas Company
                  P.O. Box 3348
                  Jackson, MS 39207
                  Attn: Matthew L. Holleman, III
                  Facsimile No.: (601) 961-6876

                  If to the Shareholders, to:

                  Robert M. Hearin Support Foundation
                  P.O. Box 2540
                  Jackson, MS 39207
                  Attn: Daisy Blackwell
                  Facsimile No.: (601) 961-6876

                  Estate of Leon Hess
                  c/o Hess Group LLC
                  1185 Avenue of the Americas
                  40th Floor
                  New York, NY 10036
                  Attn: Robert Connor
                  Facsimile No.: (212) 536 8488

                  Twenty-Five Year Charitable Lead Annuity Trust under the
                    Will of Leon Hess
                  c/o Hess Group LLC
                  1185 Avenue of the Americas
                  40th Floor
                  New York, NY 10036
                  Attn: Robert Connor
                  Facsimile No.: (212) 536 8488


                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, NY 10005
                  Attn: Robert S. Reder, Esq.
                  Facsimile No.: 212-530-5219

                  Baker, Donelson, Bearman & Caldwell
                  P.O. Box 14167
                  Jackson, MS 39236
                  Attn: James K. Dossett, Jr.
                  Facsimile No.: (601) 592-7482

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 14.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 14.01, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section 14.01, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  14.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof, other than that certain confidentiality agreement between the parties dated October 13, 2000, which shall survive the execution and delivery of this Agreement in accordance with its terms and shall terminate at the Closing.

                  14.03 Expenses. Except as otherwise expressly provided in this Agreement (including as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby; provided that the Shareholders shall (i) pay the fees and expenses of all investment banking firms (including Goldman, Sachs & Co.), legal counsel (including Milbank, Tweed, Hadley & McCloy LLP and Forman Perry Watkins Krutz & Tardy, PLLC), accountants (including Deloitte & Touche
LLP), and other professional service providers retained on behalf of the Shareholders or the Company in connection with such transactions, and (ii) pay or reimburse the Company for any other out-of-pocket expenses required for the performance by the Company of its obligations under this Agreement. Notwithstanding the foregoing, all Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be the responsibility of the Shareholders; and the Shareholders, on the one hand, and Atmos, on the other hand, shall each pay one-half of all filing fees under the HSR Act.

                  14.04 Public Announcements. At all times at or before the Closing, the Shareholders and Atmos will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld or delayed. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Shareholders and Atmos will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

                  14.05 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative, except as otherwise expressly provided herein.

                  14.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  14.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; provided that the Shareholders may enforce the provisions of Section 7.06 for the benefit of the Indemnified Agents.

                  14.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Atmos may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary; provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Atmos of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  14.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  14.10 Consent to Jurisdiction. Each party hereby irrevocably consents to, and agrees to accept and acknowledge, service of any and all process against such party in any action, suit or proceeding arising out of or relating to the transactions contemplated by this Agreement by registered or certified mail to the address for such party as set forth in Section 14.01. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                  14.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  14.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of Laws principles thereof that would apply any other Law, except that the Merger shall be governed by the MBCA, the TBCA and the VSCA.

                  14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  14.14 Limitation on Trustee and Executor Liability. Notwithstanding anything contained in this Agreement to the contrary, Atmos acknowledges and agrees that the trustees of the Robert M. Hearin Support Foundation, the executors of the Estate of Leon Hess and the trustees of the CLAT have executed and delivered this Agreement, and any and all documents in connection herewith, solely as fiduciaries of such Foundation, Estate and CLAT, respectively, and not in their personal or individual capacities. Atmos agrees that it shall have no recourse against such trustees and executors in their individual or personal capacities under this Agreement, or under any certificate, representation, warranty, indemnification or other instrument delivered in connection herewith.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                       ATMOS ENERGY CORPORATION


                                       By:      /s/ JOHN P. REDDY
                                             -----------------------------------
                                             Name:  John P. Reddy
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                       MISSISSIPPI VALLEY GAS COMPANY


                                       By:      /s/ MATTHEW L. HOLLEMAN, III
                                             -----------------------------------
                                             Name:  Matthew L. Holleman, III
                                             Title: President & CEO

                                       ROBERT M. HEARIN SUPPORT FOUNDATION


                                       By:      /s/ DAISY S. BLACKWELL
                                             -----------------------------------
                                             Name:  Daisy S. Blackwell
                                             Title: Trustee

                                       By:      /s/ MATTHEW L. HOLLEMAN, III
                                             -----------------------------------
                                             Name:  Matthew L. Holleman, III
                                             Title: Trustee

                                       By:      /s/ ROBERT M. HEARIN, JR.
                                             -----------------------------------
                                             Name:  Robert M. Hearin, Jr.
                                             Title: Trustee

                                       By:      /s/ LAURIE MCREE
                                             -----------------------------------
                                             Name:  Laurie McRee
                                             Title: Trustee

                                       By:      /s/ E. E. LAIRD, JR.
                                             -----------------------------------
                                             Name:  E. E. Laird, Jr.
                                             Title: Trustee

                                       By:      /s/ ALAN W. PERRY
                                             -----------------------------------
                                             Name:  Alan W. Perry
                                             Title: Trustee

                                       ESTATE OF LEON HESS


                                       By:      /s/ NICHOLAS F. BRADY
                                             -----------------------------------
                                             Name:  Nicholas F. Brady
                                             Title: Executor


                                       By:      /s/ JOHN B. HESS
                                             -----------------------------------
                                             Name:  John B. Hess
                                             Title: Executor


                                       By:      /s/ THOMAS H. KEAN
                                             -----------------------------------
                                             Name:  Thomas H. Kean
                                             Title: Executor


                                       By:      /s/ BURTON T. LEFKOWITZ
                                             -----------------------------------
                                             Name:  Burton T. Lefkowitz
                                             Title: Executor


                                       By:      /s/ JOHN Y. SCHREYER
                                             -----------------------------------
                                             Name:  John Y. Schreyer
                                             Title: Executor

                                            TWENTY-FIVE YEAR CHARITABLE LEAD ANNUITY
                                            TRUST UNDER THE WILL OF LEON HESS


                                                                /s/ NICHOLAS F. BRADY
                                            ---------------------------------------------------------------------
                                            Nicholas F. Brady, as Trustee of the Leon Hess 25 Year Charitable
                                            Lead Annuity Trust under Article SIXTH of the Last Will and Testament of Leon Hess


                                                                /s/ JOHN B. HESS
                                            ---------------------------------------------------------------------
                                            John B. Hess, as Trustee of the Leon Hess 25 Year Charitable Lead
                                            Annuity Trust under Article SIXTH of the Last Will and Testament of
                                            Leon Hess


                                                                /s/ THOMAS H. KEAN
                                            ---------------------------------------------------------------------
                                            Thomas H. Kean, as Trustee of the Leon Hess 25 Year Charitable Lead
                                            Annuity Trust under Article SIXTH of the Last Will and Testament of
                                            Leon Hess


                                                                /s/ BURTON T. LEFKOWITZ
                                            ---------------------------------------------------------------------
                                            Burton T. Lefkowitz, as Trustee of the Leon Hess 25 Year Charitable
                                            Lead Annuity Trust under Article SIXTH of the Last Will and Testament of Leon Hess


                                                                /s/ JOHN Y. SCHREYER
                                            ---------------------------------------------------------------------
                                            John Y. Schreyer, as Trustee of the Leon Hess 25 Year Charitable Lead
                                            Annuity Trust under Article SIXTH of the Last Will and Testament of
                                            Leon Hess